Exhibit 99.01

XCEL ENERGY 401(k) SAVINGS PLAN

(Amended and Restated effective as of January 1, 2015)

TABLE OF CONTENTS

Page

INTRODUCTION		1

ARTICLE 1: DEFINITIONS		3

1.1	ACP
1.2	ACQUISITION LOAN
1.3	ACTUAL CONTRIBUTION RATIO
1.4	ACTUAL DEFERRAL RATIO
1.5	ADMINISTRATOR
1.6	ADP
1.7	AFFILIATE
1.8	AFTER-TAX CONTRIBUTIONS
1.9	ANNUAL ADDITIONS
1.10	BARGAINING UNIT EMPLOYEE
1.11	BENEFICIARY
1.12	CODE
1.13	COMBINED ACCOUNT
1.14	COMMITTEE
1.15	COMPANY
1.16	COMPANY STOCK
1.17	COVERED COMPENSATION
1.18	DISABILITY
1.19	EFFECTIVE DATE
1.20	ELECTIVE DEFERRALS
1.21	ELIGIBLE EMPLOYEE
1.22	EMPLOYEE
1.23	EMPLOYER
1.24	ERISA
1.25	ESOP ACCOUNTS
1.26	ESOP COMPONENT
1.27	FINANCED SHARES
1.28	FORMER PARTICIPANT
1.29	FUND
1.30	HCE
1.31	INVESTMENT FUND
1.32	LIMITATION YEAR
1.33	MATCHING CONTRIBUTIONS
1.34	NON-BARGAINING UNIT EMPLOYEE
1.35	NON-ESOP ACCOUNTS
1.36	NON-ESOP COMPONENT
1.37	NHCE
1.38	PARTICIPANT
1.39	PAY PERIOD; PAY DATE
1.40	PLAN

i

1.41	PLAN YEAR
1.42	PREDECESSOR PLAN
1.43	PRE-TAX CONTRIBUTIONS
1.44	PROFIT SHARING CONTRIBUTION
1.45	RELATED COMPANY
1.46	RETIREMENT
1.47	ROLLOVER CONTRIBUTION
1.48	ROTH 401(K) CONTRIBUTION
1.49	TERMINATION OF EMPLOYMENT
1.50	TESTING COMPENSATION
1.51	TRUSTEE
1.52	UNRELEASED SHARE ACCOUNT
1.53	VALUATION DATE

ARTICLE 2: PARTICIPATION		16

2.1	ELIGIBILITY
2.2	TRANSFERRED EMPLOYEES
2.3	REEMPLOYMENT
2.4	MILITARY SERVICE

ARTICLE 3: PARTICIPANT CONTRIBUTIONS		17

3.1	PRE-TAX, ROTH 401(K) AND AFTER-TAX CONTRIBUTIONS
3.2	TIME AND MEDIUM OF PAYMENT OF CONTRIBUTIONS
3.3	ROLLOVER CONTRIBUTIONS
3.4	ELIGIBLE AUTOMATIC CONTRIBUTION ARRANGEMENT
3.5.	DEFINITIONS
3.6	UNIFORMITY REQUIREMENT
3.7	NOTICE REQUIREMENT
3.8	SPECIAL RULE FOR DISTRIBUTION OF EXCESS CONTRIBUTIONS AND EXCESS AGGREGATE CONTRIBUTIONS

ARTICLE 4: EMPLOYER CONTRIBUTIONS		21

4.1	MATCHING CONTRIBUTIONS
4.2	DISCRETIONARY PROFIT SHARING CONTRIBUTION
4.3	PAYMENT OF ACQUISITION LOANS; COMPANY LOAN CONTRIBUTIONS
4.4	REINSTATEMENTS

ARTICLE 5: VESTING		25

5.01	PARTICIPANT’S COMBINED ACCOUNT
5.02	VESTING FOR EMPLOYEES HIRED ON OR AFTER JANUARY 1, 2007 AND BEFORE JANUARY 1, 2008
5.03	VESTING FOR NMC RETIREMENT CONTRIBUTION ACCOUNT
5.04	FORFEITURES

ARTICLE 6: LIMITATIONS ON CONTRIBUTIONS		26

6.1	PRIORITY
6.2	LIMITATION ON ELECTIVE DEFERRALS
6.3	ADP LIMITATION
6.4	ACP LIMITATION
6.5	MAXIMUM LIMITATIONS ON ANNUAL ADDITIONS

ARTICLE 7: THE FUND AND INVESTMENTS		35

7.1	TRUST FUND
7.2	INVESTMENT FUNDS IN THE NON-ESOP COMPONENT AND THE ESOP COMPONENT
7.3	PARTICIPANTS’ DESIGNATION OF INVESTMENTS FUNDS
7.4	INVESTMENTS IN COMPANY STOCK UNDER THE ESOP COMPONENT
7.5	DIVERSIFICATION OF ESOP ACCOUNTS
7.6	BENEFICIARIES

ARTICLE 8: ACCOUNTING		39

8.1	VALUATION OF INVESTMENT FUNDS AND ADJUSTMENT OF NON-ESOP ACCOUNTS
8.2	ADJUSTMENT OF ESOP ACCOUNTS
8.3	TRANSFER OF SHARES FROM UNRELEASED SHARE ACCOUNT TO ESOP ACCOUNTS
8.4	DIVIDENDS ON COMPANY STOCK
8.5	MULTIPLE ACQUISITION LOANS
8.6	ALLOCATION OF PROCEEDS FROM SALE OR LIQUIDATION

ARTICLE 9: IN-SERVICE DISTRIBUTIONS		42

9.1	LOANS
9.2	HARDSHIP WITHDRAWALS
9.3	AFTER-TAX WITHDRAWALS
9.4	AGE 59-1/2 WITHDRAWALS
9.5	AGE 70-1/2 WITHDRAWALS
9.6	AGE 65 WITHDRAWALS

ARTICLE 10: DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT		48

10.1	DISTRIBUTION OPTIONS
10.2	DISTRIBUTION OPTIONS UPON DEATH
10.3	AMOUNT OF DISTRIBUTION
10.4	PARTICIPANT’S RIGHT TO CONSENT TO DISTRIBUTIONS
10.5	TIME WHEN DISTRIBUTIONS MUST COMMENCE
10.6	INABILITY TO LOCATE DISTRIBUTEE

10.7	DIRECT ROLLOVERS
10.8	QUALIFIED DOMESTIC RELATIONS ORDERS
10.9	DESIGNATION OF BENEFICIARIES

ARTICLE 11: PLAN ADMINISTRATION		59

11.1	ADMINISTRATOR AUTHORITY
11.2	COMMITTEE
11.3	LIMITATION ON AUTHORITY
11.4	CONFLICT OF INTEREST
11.5	DUAL CAPACITY
11.6	NAMED FIDUCIARIES
11.7	SERVICE OF PROCESS
11.8	ADMINISTRATIVE EXPENSES
11.9	INDEMNITY
11.10	CLAIMS AND REVIEW PROCEDURE

ARTICLE 12: AMENDMENT, TERMINATION OR MERGER OF THE PLAN		65

12.1	AMENDMENT
12.2	TERMINATION
12.3	PLAN MERGER

ARTICLE 13: LIMITATION OF RIGHTS OF PARTICIPANTS AND BENEFICIARIES		67

13.1	NO EMPLOYMENT RIGHTS
13.2	SPENDTHRIFT PROVISIONS
13.3	INCOMPETENTS
13.4	MINORS
13.5	DOUBT AS TO IDENTITY
13.6	DISCHARGE OF LIABILITY
13.7	OVERPAYMENTS
13.8	FORFEITURE OF AMOUNTS FROM UNCASHED CHECKS

ARTICLE 14: TOP-HEAVY PROVISIONS		69

14.1	APPLICATION OF ARTICLE 14
14.2	TOP-HEAVY DETERMINATION
14.3	MINIMUM CONTRIBUTIONS
14.4	DEFINITIONS

ARTICLE 15: RIGHTS, RESTRICTIONS, AND OPTIONS ON COMPANY STOCK		72

15.1	PUT OPTION
15.2	SHARE LEGEND; OTHER RESTRICTIONS
15.3	NONTERMINABLE RIGHTS

ARTICLE 16: VOTING AND TENDERING OF STOCK		74

16.1	VOTING OF COMPANY STOCK
16.2	TENDERING OF COMPANY STOCK

ARTICLE 17: MISCELLANEOUS		76

17.1	DISCLAIMERS
17.2	SEVERABILITY
17.3	AUTOMATED VOICE RESPONSE SYSTEMS, COMPUTER SYSTEMS
17.4	ADOPTION AND WITHDRAWAL BY AFFILIATES
17.5	CAPTIONS
17.6	CONSTRUCTION
17.7	PLAN SUPPLEMENTS AND APPENDICES
17.8	SUNSET PROVISION
17.9	RECEIPT OF DOCUMENTS
17.10	POWERS OF ATTORNEY
17.11	GUARDIANS AND CONSERVATORS.
17.12	BENEFITS OF REEMPLOYED VETERANS.

SUPPLEMENT A		82

SPECIAL PROVISIONS APPLICABLE TO PARTICIPANTS WITH ACCOUNTS ATTRIBUTABLE TO THE NEW CENTURY ENERGIES, INC. EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN FOR NON-BARGAINING UNIT EMPLOYEES

A.1	PURPOSE
A.2	PREDECESSOR PLAN ACCOUNTS AND ESOP PREDECESSOR PLAN ACCOUNTS
A.3	RETIREMENT PROGRAM CREDITS
A.4	IN-SERVICE DISTRIBUTIONS

SUPPLEMENT B		86

SPECIAL PROVISIONS APPLICABLE TO PARTICIPANTS WITH ACCOUNTS ATTRIBUTABLE TO THE XCEL ENERGY EMPLOYEE STOCK OWNERSHIP PLAN

B.1	PURPOSE
B.2	ESOP PREDECESSOR PLAN ACCOUNTS
B.3	AFTER-TAX WITHDRAWALS

APPENDIX A		87

MODEL AMENDMENT UNDER CODE SECTION 401(A)(9)

A.1	GENERAL RULES
A.2	TIME AND MANNER OF DISTRIBUTION

v

A.3	REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME
A.4	REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH
A.5	DEFINITIONS

XCEL ENERGY 401(k) SAVINGS PLAN

INTRODUCTION

Background: Amendment and Restatement of Plan. The Plan was previously known as the “Northern States Power Company Retirement Savings Plan,” and was established by Northern States Power Company, a predecessor to the Company, and has been amended from time to time. This document incorporates all or part of the following plans effective as of the specified date:

•	New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Non-Bargaining Unit Employees, which was established by Public Service Company of Colorado, a predecessor to the Company, effective as of July 1, 1998, as a result of the merger of spun-off portions of the Employees’ Savings and Stock Ownership Plan of Public Service Company of Colorado and Participating Subsidiary Companies and the Southwestern Public Service Company Employee Investment Plan, and was merged into the Plan effective as of December 31, 2001.

•	Xcel Energy Employee Stock Ownership Plan, previously known as the “Northern States Power Company Employee Stock Ownership Plan,” which was established by Northern States Power Company, a predecessor to the Company, effective as of January 1, 1975 and which was merged into the Plan effective May 6, 2002.

•	Effective February 5, 2004, the Applied Power Associates, Inc. Retirement Savings Plan merged into the Plan.

•	Effective January 1, 2010, certain assets and liabilities from the Nuclear Management Company, LLC, NMC Savings and Retirement Plan were transferred to this Plan.

Effective January 1, 2015, this Plan has been further amended and restated. Except as may be hereinafter otherwise specifically provided or required by law, the rights and benefits of a Participant who terminated employment before the effective date of this restatement shall be determined under the terms of the Plan (or the applicable predecessor plan) in effect at the Participant’s termination of employment, and not under the terms of this amendment and restatement.

Purpose of Amendment and Restatement. The Plan is maintained by the Company to enable Eligible Employees of the Employers to: (1) accumulate funds for their future security by electing to make cash or deferral contributions and by sharing in employer contributions to the Plan; and (2) acquire stock ownership interests in the Company. Accordingly, the Plan contains the following two separate components:

•	A Non-ESOP Component intended to constitute a profit sharing plan that meets the applicable requirements of Section 401(a) of the Internal Revenue Code of

1986 (the “Code”), including a cash or deferred arrangement intended to qualify under Code Section 401(k).

•	An ESOP Component that is designed to invest primarily in stock of the Company and that is intended to constitute a stock bonus plan that is an employee stock ownership plan meeting the applicable requirements of Code Sections 401(a), 409, and 4975(e)(7) and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 (“ERISA”).

The Plan is intended to be administered and operated in accordance with relevant provisions of the Code and other applicable laws and regulations, including, but not limited to the Worker, Retiree and Employer Recovery Act of 2008 (“WRERA”).

Nothing in this amendment and restatement of the Plan, or in any subsequent amendment of this Plan, shall cause any Code Section 411(d)(6) protected benefits (as defined by Treasury Regulations Section 1.411(d)-4) of any Participant to be reduced, eliminated or made subject to employer discretion in a way that violates Code Section 411(d)(6) or any other provision of the Code or ERISA. If any such amendment would appear to have the effect of reducing a protected accrued benefit, such amendment shall not be given effect to reduce the accrued benefit below the level immediately prior to the effective date of the amendment (but such amendment may have the effect of temporarily or indefinitely curtailing the accrual of additional benefits). If any such amendment would appear to have the effect of reducing any other type of Code Section 411(d)(6) protected benefit, such amendment shall not be given effect with respect to the portion of the Participant’s benefit accrued prior to the effective date of the amendment.

ARTICLE 1: DEFINITIONS

In construing the following definitions and the balance of the Plan, the masculine pronoun wherever used includes the feminine, and the singular includes the plural.

1.1	ACP

The term “ACP” (an acronym for Average Contribution Percentage) means, for a specified group of Eligible Employees for any Plan Year (i.e., HCEs or NHCEs), the average of the Actual Contribution Ratios (calculated separately for each Eligible Employee in the group).

1.2	ACQUISITION LOAN

The term “Acquisition Loan” means a loan authorized by and made to this Plan (or a Predecessor Plan), the proceeds of which are used by the Trustee to purchase Company Stock. The terms of each Acquisition Loan shall meet the applicable requirements of Treasury Regulations Section 54.4975-7(b), including the requirements: (a) that the loan bear a reasonable rate of interest, be for a definite period (rather than payable on demand), and be without recourse against the Plan, and (b) that the only assets of the Plan that may be given as collateral are Financed Shares purchased with the proceeds of that loan or with the proceeds of a prior Acquisition Loan.

1.3	ACTUAL CONTRIBUTION RATIO

(a)	The term “Actual Contribution Ratio” means, for each person who was an Eligible Employee at any time during a Plan Year, the ratio of:

(1)	the sum of the amount of Matching Contributions and After-Tax Contributions (not designated as Roth 401(k) Contributions) actually paid into the Fund on behalf of such Eligible Employee for such Plan Year, to

(2)	the Eligible Employee’s Testing Compensation for such Plan Year.

(b)	The Actual Contribution Ratio shall be calculated separately for the ESOP Component and the Non-ESOP Component of the Plan.

(c)	The Actual Contribution Ratio shall be calculated separately for Bargaining Unit Employees.

(d)	The Actual Contribution Ratio for any HCE who is a participant under two or more arrangements described in Code Section 401(m) sponsored by the Company or an Affiliate shall be determined as if all such arrangements (except plans that may not be aggregated under applicable regulations) were one such arrangement.

1.4	ACTUAL DEFERRAL RATIO

(a)	The term “Actual Deferral Ratio” means, for each person who was an Eligible Employee at any time during a Plan Year, the ratio of:

(1)	the amount of Pre-Tax Contributions and Roth 401(k) Contributions actually paid into the Fund on behalf of such Eligible Employee for such Plan Year, to

(2)	the Eligible Employee’s Testing Compensation for such Plan Year.

(b)	The Actual Deferral Ratio shall be calculated separately for Bargaining Unit Employees.

(c)	The Actual Deferral Ratio for any HCE who is a participant under two or more arrangements described in Code Section 401(k) sponsored by the Company or an Affiliate shall be determined as if all such arrangements (except plans that may not be aggregated under applicable regulations) were one such arrangement.

1.5	ADMINISTRATOR

The word “Administrator” shall mean the Company.

1.6	ADP

The term “ADP” (an acronym for Average Deferral Percentage) means, for a specified group of Eligible Employees for any Plan Year (i.e., HCEs or NHCEs), the average of the Actual Deferral Ratios (calculated separately for each Eligible Employee in the group).

1.7	AFFILIATE

The word “Affiliate” means, for an applicable period, a business entity which is under common control with an Employer or which is a member of an affiliated service group that includes an Employer, as those terms are defined in Code Sections 414(b), (c) and (m). A business entity which is a predecessor to an Employer shall be treated as an Affiliate to the extent that such treatment is otherwise required by Code Section 414(a). A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by Code Section 414(o). In addition to said required treatment, the Administrator may, in its discretion, designate as an Affiliate any business entity which is not such a common control, affiliated service group or predecessor business entity but which is otherwise affiliated with the Employer, subject to such limitations as the Administrator may impose.

1.8	AFTER-TAX CONTRIBUTIONS

The term “After-Tax Contributions” means amounts deducted on an after-tax basis from a Participant’s Covered Compensation after the Effective Date and contributed by an Employer on behalf of the Participant. Effective January 1, 2008, After-Tax Contributions were discontinued and in its place “Roth 401(k) Contributions” are permitted.

1.9	ANNUAL ADDITIONS

(a)	The term “Annual Additions” means the sum credited to a Participant for any Limitation Year of:

(1)	employer contributions,

(2)	employee contributions,

(3)	forfeitures,

(4)	amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) that is part of a pension or annuity plan maintained by the Company or a Related Company,

(5)	amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Company or a Related Company, and

(6)	Roth 401(k) contributions (other than Catch-Up Roth Contributions).

The term Annual Additions shall not include; (i) any Rollover Contribution made by a Participant under the Plan, (ii) any dividends that are distributed or reinvested pursuant to Code Section 404(k)(2)(A)(iii), or (iii) Catch-Up Contributions made pursuant to Code Section 414(v).

(b)	In all instances, the determination of a Participant’s Annual Additions for any Limitation Year shall be made in accordance with Code Section 415, as amended, the provisions of which are hereby incorporated by reference.

1.10	BARGAINING UNIT EMPLOYEE

The term “Bargaining Unit Employee” means an Employee whose terms and conditions of employment are subject to collective bargaining.

1.11	BENEFICIARY

The word “Beneficiary” means any person designated by the Participant in accordance with Section 10.9 (or automatically by operation of applicable Plan provisions) to receive a death benefit payable under the terms of this Plan. A person so designated shall not be considered a Beneficiary until the death of the Participant.

1.12	CODE

The word “Code” means the Internal Revenue Code of 1986, as amended, and applicable regulations issued thereunder.

1.13	COMBINED ACCOUNT

The term “Combined Account” means all of a Participant’s subaccounts under the Plan, which may include one or more of the following separate bookkeeping accounts, as applicable:

(a)	An “Employee After-Tax Account” to which are credited:

(1)	the Participant’s After-Tax Contributions made to the Plan after the Effective Date and before January 1, 2008;

(2)	after-tax contributions made by the Participant to the New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan prior to the Effective Date, to the extent said contributions were not considered part of the employee stock ownership plan maintained under said Predecessor Plan; and

(3)	a “Roth 401(k) Contribution Account” to track after tax contributions and earnings that a Participant designates as Roth deferrals described in Code Section 402A.

(b)	An “Employee Pre-Tax Account” to which are credited:

(1)	Pre-Tax Contributions made on the Participant’s behalf after the Effective Date; and

(2)	pre-tax contributions made on behalf of the Participant under a Predecessor Plan prior to the Effective Date.

(c)	An “Employer Stock Match Account” to which are credited:

(1)	Matching Contributions made on the Participant’s behalf under the ESOP Component of the Plan after the Effective Date; and

(2)	matching contributions made on the Participant’s behalf under the New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Non-Bargaining Unit Employees prior to the Effective Date.

(d)	An “Employer Cash Match Account” to which are credited:

(1)	Matching Contributions made on the Participant’s behalf under the Non-ESOP Component of the Plan after the Effective Date; and

(2)	matching contributions made on the Participant’s behalf under the Xcel Energy Retirement Savings Plan prior to the Effective Date.

(e)	An “ESOP Predecessor Plan Account” to which are credited balances that previously were maintained for the Participant under a predecessor plan (as described in the applicable Supplement hereto) and that are to be invested in the ESOP Component of the Plan, as determined by the Administrator.

(f)	An “ESOP Profit Sharing Account” to which are credited the Profit Sharing Contributions made on a Participant’s behalf under the ESOP Component of the Plan after the Effective Date.

(g)	A “Predecessor Plan Account” to which are credited balances that previously were maintained under a predecessor plan (as described in the applicable Supplement hereto) and that are to be invested in the Non-ESOP Component of the Plan, as determined by the Administrator.

(h)	A “Profit Sharing Account” to which are credited the Profit Sharing Contributions made on a Participant’s behalf under the Non-ESOP Component of the Plan after the Effective Date.

(i) A “Rollover Account” to which are credited Rollover Contributions made by the Participant, rollover contributions made by the Participant under a Predecessor Plan prior to the Effective Date.

(j)	A “NMC Employer Match Account”.

(k)	A “NMC After-Tax Contributions Account”.

(l)	A “NMC Retirement Contribution Account”.

(m)	A “NMC Money Purchase Pension Plan Account”.

Each of the aforementioned subaccounts shall also be credited with gains and losses attributable to amounts credited thereto. The Administrator may establish such other subaccounts of the Combined Account as it deems appropriate.

1.14	COMMITTEE

The word “Committee” means the Committee, if any, appointed pursuant to Article 11 of the Plan.

1.15	COMPANY

The word “Company” means Xcel Energy Inc., a Minnesota corporation, and its successors in interest, as appropriate.

1.16	COMPANY STOCK

The term “Company Stock” shall mean common stock issued by the Company that is readily tradable on an established securities market; provided, however, if the Company’s common stock ceases to be readily tradable on an established securities market, the term “Company Stock” shall mean common stock issued by the Company having a combination of voting power and dividend rates equal to or in excess of: (a) that class of common stock of the Company having the greatest voting power and (b) that class of common stock of the Company having the greatest dividend rights. Non-callable preferred stock shall be treated as Company Stock for purposes of the Plan if such stock is convertible at any time into stock that is readily tradable on an established securities market (or, if applicable, that meets the requirements of (a) and (b) next above) and if such conversion is at a conversion price that, as of the date of the acquisition by the Plan, is reasonable. For purposes of the immediately preceding sentence, preferred stock shall be treated as non-callable if, after the call, there will be a reasonable opportunity for a conversion that meets the requirements of the immediately preceding sentence. Company Stock shall be held under the Fund only if such stock satisfies the requirements of Section 407(d)(5) of ERISA.

1.17	COVERED COMPENSATION

(a)	The term “Covered Compensation” means, for any period, the regular base wages or salary, including any lump sum base pay increase, paid by an Employer for service as an Eligible Employee during such period. Covered Compensation also shall include any Pre-Tax Contributions or After-Tax Contributions made pursuant to Article 3 and salary reduction contributions under a cafeteria plan under Code Section 125 (including amounts considered as “deemed 125 compensation” as provided in Revenue Ruling 2002-27) or a qualified transportation fringe program under Code Section 132(f) from such regular base wages or salary. Effective January 1, 2003, Covered Compensation also shall include deferred compensation in the year deferred and not in the year of receipt.

(b)	Covered Compensation shall not include amounts paid by an Affiliate that is not an Employer, amounts paid to an Employee for any period in which he is not an Eligible Employee (including but not limited to severance pay and cashed-out PTO) and, solely for the 2002 Plan Year, deferred compensation (either when it is deferred or when it is paid).

(c)	In addition to other applicable limitations set forth in the Plan, and notwithstanding any provision of the Plan to the contrary, the annual Covered Compensation of each Employee taken into account under the Plan shall not exceed $200,000, as adjusted from time to time by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B).

1.18	DISABILITY

The term “Disability” means the total and permanent disability of a Participant occurring prior to such Participant’s Termination of Employment. A Participant will be determined to be totally and permanently disabled if the Participant is eligible to receive a disability benefit from a plan sponsored by the Company or an Affiliate. Such determination shall be made by the Administrator in accordance with standards that shall be applied uniformly to all Participants.

1.19	EFFECTIVE DATE

The term “Effective Date” shall mean January 1, 2002, the effective date of the first amendment and restatement of the Plan. The “Second Restatement Effective Date” shall mean January 1, 2010. The “Third Restatement Effective Date” shall mean January 1, 2015.

1.20	ELECTIVE DEFERRALS

The term “Elective Deferrals” means Pre-Tax Contributions, Roth 401(k) Contributions and any other elective deferrals as defined in Code Section 402(g)(3).

1.21	ELIGIBLE EMPLOYEE

(a)	The term “Eligible Employee” means any Employee while employed by an Employer with the exception of:

(1)	a Bargaining Unit Employee, unless (and to the extent) such collective bargaining agreement provides for participation of the Employee in this Plan;

(2)	a nonresident alien while not receiving earned income (within the meaning of Code Section 911(d)(2)) from an Employer which constitutes income from sources within the United States;

(3)	an Employee employed in a division or facility of an Employer which is not in existence on the Effective Date (that is, was acquired, established, founded or produced by the liquidation or similar discontinuation of a separate subsidiary after the Effective Date) unless and to the extent the Administrator shall declare that a person in such employment is an Eligible Employee;

(4)	an Employee whose employment began as a result of his Employer’s acquisition by merger, asset purchase, or otherwise, of all or a portion of a trade or business to which the person provided services immediately prior to the acquisition, unless and to the extent the Administrator shall declare that a person in such employment is an Eligible Employee; and

(5)	an Employee who is not classified as a common law employee of the Employer for purposes of both the Employer’s payroll and personnel records, including, without limiting the generality of the foregoing, a leased employee (within the meaning of Code Section 414(n)), leased owner, leased manager, shared employee, shared leased employee, independent contractor, contract worker, agency worker, freelance employee or other similar classification.

(b)

The Employer’s classification of an individual at the time of inclusion in or exclusion from Eligible Employee status shall be conclusive for the purpose of the foregoing rules. No reclassification of an individual’s status with the Employer, for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, shall result in the individual’s being retroactively deemed an Eligible Employee. Notwithstanding anything to the contrary in this provision, however, the Administrator may declare that a reclassified individual will be included as an Eligible Employee prospectively. Any uncertainty concerning an individual’s classification shall be resolved by concluding that the individual is not an Eligible Employee.

1.22	EMPLOYEE

The word “Employee” means a common law employee of an Employer or any Affiliate.

1.23	EMPLOYER

The word “Employer” means (a) the Company, (b) any Affiliate of the Company that participated in one of the Predecessor Plans immediately prior to the Effective Date (or May 6, 2002, with respect to the Xcel Energy Employee Stock Ownership Plan), or (c) any Affiliate of the Company that adopts the Plan after the Effective Date with the approval of the Company (pursuant to the adoption procedure set forth in Section 17.4, that has not withdrawn from the Plan (pursuant to the withdrawal procedure also set forth in Section 17.4).

1.24	ERISA

The term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.25	ESOP ACCOUNTS

The term “ESOP Accounts” means a Participant’s Employer Stock Match Account, ESOP Predecessor Plan Account and ESOP Profit Sharing Account, all of which shall be invested in the ESOP Component of the Plan.

1.26	ESOP COMPONENT

The term “ESOP Component” means the portion of the Plan that consists of the ESOP Accounts and the Unreleased Share Account, is intended to constitute an employee stock ownership plan designed to invest primarily in Company Stock, and is intended to meet the applicable requirements of Code Sections 401(a), 409, and 4975(e)(7) and Section 407(d)(6) of the ERISA.

1.27	FINANCED SHARES

The term “Financed Shares” means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan.

1.28	FORMER PARTICIPANT

The term “Former Participant” means any person with an account balance under the Plan (regardless of source) other than a person who is then an Eligible Employee.

1.29	FUND

The word “Fund” means the trust fund established by the trust agreement(s) as described in Article 7.

1.30	HCE

(a)	The term “HCE” (an acronym for Highly Compensated Employee) means any Employee who:

(1)	was a 5% owner (as defined in Code Section 416(i)(1)) of the Company or an Affiliate at any time during the Plan Year or the preceding Plan Year; or

(2)	for the preceding Plan Year, received Testing Compensation from the Company or an Affiliate in excess of $120,000 (as adjusted after 2016 from time to time by the Commissioner for increases in the cost of living in accordance with Code Section 414(q)(1)).

(b)	With respect to a Plan Year being tested, the determination of who is an HCE will be made in accordance with Code Section 414(q).

1.31	INVESTMENT FUND

The term “Investment Fund” means a portion of the Fund that is separately invested in an investment alternative made available pursuant to Article 7.

1.32	LIMITATION YEAR

The term “Limitation Year” means the calendar year, unless another consecutive 12-month period is adopted by the Administrator.

1.33	MATCHING CONTRIBUTIONS

The term “Matching Contributions” means amounts contributed by the Employers after the Effective Date on behalf of a Participant under Section 4.1.

1.34	NON-BARGAINING UNIT EMPLOYEE

The term “Non-Bargaining Unit Employee” means an Employee who is not a Bargaining Unit Employee.

1.35	NON-ESOP ACCOUNTS

The term “Non-ESOP Accounts” means a Participant’s Employee After-Tax Account, Employee Pre-Tax Account, Employer Cash Match Account, Predecessor Plan Account, Profit Sharing Account, and Rollover Account, all of which shall be invested in the Non-ESOP Component of the Plan.

1.36	NON-ESOP COMPONENT

The term “Non-ESOP Component” means the portion of the Plan that consists of the Non-ESOP Accounts and is intended to constitute a profit sharing plan with a cash or deferred feature designed to satisfy the applicable requirements of Code Sections 401(a) and
401(k).

1.37	NHCE

The term “NHCE” (an acronym for Non-Highly Compensated Employee) means any Employee who is not a HCE during the applicable Plan Year.

1.38	PARTICIPANT

The word “Participant” means an Eligible Employee or a Former Participant.

1.39	PAY PERIOD; PAY DATE

The term “Pay Period” means the applicable period for which Covered Compensation is paid. The term “Pay Date” means the date upon which Covered Compensation applicable to a Pay Period is regularly paid.

1.40	PLAN

The word “Plan” means the Xcel Energy 401(k) Savings Plan, the third amendment and restatement intended to be effective as of January 1, 2015.

1.41	PLAN YEAR

The term “Plan Year” means the calendar year.

1.42	PREDECESSOR PLAN

The term “Predecessor Plan” refers to any of the following:

(a)	Xcel Energy (f/k/a Northern States Power Company) Retirement Savings Plan,

(b)	New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Non-Bargaining Unit Employees,

(c)	on and after May 6, 2002, Xcel Energy Employee Stock Ownership Plan; and

(d)	on and after January 1, 2010, the NMC Savings and Retirement Plan.

1.43	PRE-TAX CONTRIBUTIONS

The term “Pre-Tax Contributions” means amounts deducted on a pre-tax basis from a Participant’s Covered Compensation payable after the Effective Date and contributed by an Employer on behalf of the Participant.

1.44	PROFIT SHARING CONTRIBUTION

The term “Profit Sharing Contribution” means any amounts contributed after the Effective Date by an Employer on behalf of a Participant under Section 4.2.

1.45	RELATED COMPANY

The word “Related Company” means any Affiliate and any corporation or unincorporated trade or business that would be an Affiliate if “more than 50%” were substituted for “80%” where “80%” appears in Code Section 1563(a) or in the regulations promulgated under Code Section 414(c).

1.46	RETIREMENT

The word “Retirement” means the Termination of Employment of a Participant on or after the date on which he attains age 65. For purposes of determining eligibility for the Employer Matching Contribution under Section 4.1(g), “Retirement” shall also mean “Early Retirement Age” under the Xcel Energy Pension Plan or the Xcel Energy Inc. Non-Bargaining Pension Plan (South).

1.47	ROLLOVER CONTRIBUTION

The term “Rollover Contribution” means those cash contributions made by an Eligible Employee after the Effective Date in accordance with Section 3.3 of the Plan. Such contributions must be attributable to an amount distributable from:

(a)	a trust described in Code Section 401(a);

(b)	an annuity plan described in Code Section 403(a);

(c)	an individual retirement account or individual retirement annuity as defined in Code Section 408;

(d)	an arrangement described in Code Section 403(b); or

(e)	an eligible deferred compensation plan described in Code Section 457(b) that is maintained by an eligible employer described in Code Section 457(e)(1)(A);

provided that such amount is an eligible rollover distribution as such term is defined in Code Section 402(c)(4). Notwithstanding the foregoing, a Rollover Contribution shall not include after-tax contributions (not designated as Roth 401(k) contributions) or amounts attributable to such contributions.

1.48	ROTH 401(K) CONTRIBUTION

The term “Roth 401(k) Contribution” means the amounts deducted on an after-tax basis, pursuant to Code Section 402A, from a Participant’s Covered Compensation payable after the Effective Date and contributed by the Employer on behalf of a Participant.

1.49	TERMINATION OF EMPLOYMENT

The term “Termination of Employment” means an Employee’s resignation, discharge, retirement, death, cessation of active work due to Disability, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the applicable policy then in effect, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer to an Affiliate, but will be deemed to occur upon a transfer to an unaffiliated entity.

1.50	TESTING COMPENSATION

The term “Testing Compensation” means the gross amount paid to a Participant during a Plan Year by the Participant’s Employer and any Affiliate that is required to be reported on the “Wages, Tips and Other Compensation” Box on Form W-2 or its successor, subject to the following:

(a)	A Participant’s Testing Compensation shall include elective contributions made on behalf of the Participant by an Employer or Affiliate which are not included in gross income under Code Sections 125, 132(f), 402(e)(3), 402(h) 403(b) or 457(b), and shall include amounts that are includible in the gross income of the Participant under Code section 409A, 457(f)(1)(A) or because the amounts are constructively received by the Participant.

(b)	The annual Testing Compensation of each Participant shall be limited to $265,000, as adjusted from time to time by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B).

(c)	Notwithstanding the foregoing provisions of this Section, the Administrator may for any Plan Year use any other definition of Testing Compensation satisfying the requirements of Code Section 415(c).

1.51	TRUSTEE

The word “Trustee” means the trustee or trustees of the Fund at any time acting under one or more trust agreements, as described in Article 7.

1.52	UNRELEASED SHARE ACCOUNT

The term “Unreleased Share Account” shall mean an account established and maintained by the Administrator, to reflect the Financed Shares acquired by the Trustee with the proceeds of an Acquisition Loan, if any, before the transfer of such Financed Shares to Participants’ ESOP

Accounts, any cash dividends attributable to such shares, and any investment income attributable to such dividends.

1.53	VALUATION DATE

The term “Valuation Date” means each day the New York Stock Exchange is open for business or such other times as may be agreed to in writing between the Administrator and the Trustee.

[ARTICLE 2 FOLLOWS]

ARTICLE 2: PARTICIPATION

2.1	Eligibility

(a)	Each Eligible Employee who was participating in a Predecessor Plan immediately before the Effective Date shall continue to participate in the Plan thereafter, subject to the terms of the Plan.

(b)	Each other Employee shall become a Participant in the Plan on the date he first becomes an Eligible Employee.

2.2	Transferred Employees

(a)	If an Employee is transferred to an Employer from an Affiliate that is not an Employer, the Employee shall become a Participant upon his date of transfer, provided he is then an Eligible Employee.

(b)	If a Participant is transferred to employment with an Affiliate that is not an Employer (or a series of such Affiliates), he shall cease to be an Eligible Employee under the Plan.

2.3	Reemployment

If an Employee, after terminating employment with all Employers and Affiliates, shall be rehired by an Employer as an Eligible Employee, he shall be eligible to resume participation in the Plan upon his rehire.

2.4	Military Service

Notwithstanding any provision of the Plan to the contrary, Participants’ eligibility, vesting and benefit accrual shall satisfy the requirements of Code Section 414(u), including the Heroes Earnings Assistance and Relief Act of 2008 (HEART ACT) .

[ARTICLE 3 FOLLOWS]

ARTICLE 3: PARTICIPANT CONTRIBUTIONS

3.1	Pre-Tax, Roth 401(K) and After-Tax Contributions

(a)	Subject to the limitations set forth herein, an Eligible Employee may make the following elections:

(1)	Pre-Tax Contributions in an amount not less than 1% nor more than 30% (in multiples of 1%) of the Eligible Employee’s Covered Compensation for the applicable Pay Period.

(2)	For Plan Years beginning before January 1, 2008, After-Tax Contributions in an amount not less than 1% nor more than 10% (in multiples of 1%) of the Eligible Employee’s Covered Compensation for the applicable Pay Period.

(3)	Effective August 1, 2003, Catch-Up Contributions in accordance with, and subject to the limitations of Code section 414(v). All Participants who have attained (or are expected to attain) age 50 before the close of a Plan Year shall be eligible to make Catch-Up Contributions, at the election of each Eligible Participant. Catch-Up Contributions will be accounted for separately from all other Pre-Tax Contributions and After-Tax Contributions, and no Eligible Participant may make Catch-Up Contributions until he or she will have reached the maximum limitation on elective deferrals in section 6.2(a) herein. Catch-Up Contributions shall not count toward maximum limits of Code section 402(g) and 415.

(4)	Effective January 1, 2008, After-Tax Contributions designated as Roth 401(k) Contributions (“Roth”).

(b)	The sum of an Eligible Employee’s Pre-Tax Contributions and Roth 401(k) Contributions for a Pay Period shall not exceed 20% (30% effective January 1, 2008) of his Covered Compensation for that Pay Period.

(c)	An Eligible Employee may change or terminate an election under this Section as of any subsequent Pay Date or as soon as administratively possible thereafter. A Participant’s election of a contribution type (i.e. Pre-Tax or Roth 401(k)) may not be reclassified into any other type.

(d)	An Eligible Employee’s elections under this Section and all changes to such elections, including the election to terminate contributions, shall be made in accordance with procedures established by the Administrator, and shall be effective as soon as administratively feasible after the Eligible Employee files his election.

3.2	Time and Medium of Payment Of Contributions

The Employers shall pay a Participant’s Pre-Tax Contributions, Roth 401(k) and After-Tax Contributions over to the Trustee in cash as soon as practicable after the Pay Date on which the corresponding amounts would otherwise have been paid to the Participant, but no later than the 15th business day of the next following month.

3.3	Rollover Contributions

The Administrator may, under uniform rules applied on a consistent and nondiscriminatory basis, permit the Trustee to accept a Rollover Contribution on behalf of an Eligible Employee who is or may become a Participant, provided, however, that in the opinion of the Administrator or its legal counsel, the Rollover Contribution will not jeopardize the tax-exempt status of the Plan or the Fund or create adverse tax consequences for the Employers. The Administrator may require such evidence as it deems appropriate to ensure that any such Rollover Contribution to the Plan shall not adversely affect its tax-qualified status. If the Administrator later determines that a contribution is not a valid Rollover Contribution, then the amount of the invalid contribution, plus any earnings attributable thereto, shall be distributed to the Employee. Rollover Contributions by Participants who are not Eligible Employees shall be limited to pre-tax amounts accrued under tax-qualified retirement plans sponsored by the Company or an Affiliate and any earnings attributable thereto.

3.4	Eligible Automatic Contribution Arrangement

(a)	Effective for any newly-eligible or rehired non-bargaining unit employee (excludes Employees in a Temporary employment classification and Transferred Employees) on or after January 1, 2012, the Company has adopted an Eligible Automatic Contribution Arrangement (“EACA”) that will apply to such Eligible Employee’s Pre-tax contributions for a Plan Year. To the extent that any other provision of the Plan is inconsistent with the provisions of this section, then this section will govern. For purposes of this section, those newly-eligible non-bargaining unit employees hired or rehired on or after January 1, 2012 shall be referred to as “Covered Employees.” Effective on and after July 1, 2012, this section shall also apply to certain newly hired or rehired Nuclear Operations Bargaining Unit Employees. Effective on and after January 1, 2014, this section shall also apply to newly hired and rehired Bargaining Unit Employees.

(b)	Default Elective Deferrals will be made on behalf of Covered Employees who do not have an affirmative election in effect regarding Elective Deferrals. The amount of Default Elective Deferrals made for a Covered Employee each pay period is equal to four percent (4%) of the Covered Employee’s Compensation for that pay period. A Covered Employee’s Default Percentage will automatically be increased by one percentage point each Plan Year, beginning with the second Plan Year that begins after the Default Percentage first applies to the Covered Employee. The annual increase will be effective beginning with the first pay period in the month of April in such Plan Year.

(c)	A Covered Employee will have a reasonable opportunity, not to exceed thirty (30) days after receipt of the notice described in Section 3.7 of this Article to make an affirmative election regarding Elective Deferrals (either to have no Elective Deferrals made or to have a different amount of Elective Deferrals made) before Default Elective Deferrals are made on the Covered Employee’s behalf. Default Elective Deferrals being made on behalf of a Covered Employee will cease as soon as administratively feasible after the Covered Employee makes an affirmative election.

3.5	Definitions

(a)	An “EACA” is an eligible automatic contribution arrangement that satisfies the uniformity requirement in Section 3.6 of this Article and the notice requirement in Section 3.7 of this Article.

(b)	An “automatic contribution arrangement” is an arrangement under which, in the absence of an affirmative election by a Covered Employee, four percent (4%) of compensation will be withheld from the Covered Employee’s pay and contributed to the Plan as an Elective Deferral.

(c)	A “Covered Employee” is a Plan participant identified as being covered under the EACA, whose initial eligibility under the Plan is on or after January 1, 2012.

(d)	“Default Elective Deferrals” are the Elective Deferrals contributed to the Plan under the EACA on behalf of Covered Employees who do not have an affirmative election in effect regarding Elective Deferrals.

(e)	The “Default Percentage” is the percentage of a Covered Employee’s compensation contributed to the Plan as a Default Elective Deferral for the Plan Year. The Default Percentage for the first Plan Year of participation is four percent of pay. The Default Percentage for each subsequent Plan Year will increase by one percent until the seventh Plan Year, where it will remain at ten percent.

(f)	The Plan’s “Default Fund” is a date-specific Vanguard Target Retirement Fund based on an assumed retirement age of 65.

3.6	Uniformity Requirement

(a)	Except as provided below or if the Employer has elected an increasing Default Percentage, the same percentage of compensation will be withheld as Default Elective Deferrals from all Covered Employees subject to the Default Percentage.

(b)	Default Elective Deferrals will be reduced or stopped to meet the limitations under Code §§ 401(a)(17), 402(g), and 415 and to satisfy any suspension period required after a distribution.

3.7	Notice Requirement

(a)	At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Covered Employee a comprehensive notice of the Covered Employee’s rights and obligations under the EACA, written in a manner calculated to be understood by the average Covered Employee. If an employee becomes a Covered Employee after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided no more than 90 days before the employee becomes a Covered Employee but not later than the date the employee becomes a Covered Employee.

(b)	The notice must accurately describe:

(1)	the amount of Default Elective Deferrals that will be made on the Covered employee’s behalf in the absence of an affirmative election;

(2)	the Covered Employee’s right to elect to have no Elective Deferrals made on his or her behalf or to have a different amount of Elective Deferrals made;

(3)	how Default Elective Deferrals will be invested in the absence of the Covered Employee’s investment instructions; and

(4)	the Covered Employee’s right to make a withdrawal of Default Elective Deferrals and the procedures for making such a withdrawal, if applicable.

3.8	Special Rule for Distribution of Excess Contributions and Excess Aggregate Contributions

(a)	If the Employer has elected that all Plan participants are Covered Employees, then the Plan has until 6 months (rather than 2 1⁄2 months) after the end of the Plan Year to distribute Excess Contributions and Excess Aggregate Contributions and avoid the Code § 4979 10% excise tax.

[ARTICLE 4 FOLLOWS]

ARTICLE 4: EMPLOYER CONTRIBUTIONS

4.1	Matching Contributions

(a)	Subject to the limitations set forth herein, for each Plan Year, the Employers shall make a Matching Contribution to the Plan on behalf of each eligible Participant who makes a Pre-Tax and/or Roth 401(k) Contribution during the Plan Year.

(1) General Matching Formula: 50% of the Participant’s Pre-Tax or Roth 401(k) Contributions, not in excess of 4% of the Participant’s Covered Compensation.

(A) Eligible Categories of Employees and effective date of eligibility:

(i) Non-Bargaining Unit Employees (on and after January 1, 2007);

(ii) Certain Nuclear Operations Bargaining Unit Employees (on and after August 1, 2009);

(iii) eligible Bargaining Unit Employees (on and after January 1, 2008);

(iv) any employee in (i), (ii) or (iii) above in order to be eligible must also be covered under the Pension Equity, Account Balance or Cash Balance formula under either the Xcel Energy Pension Plan or the Xcel Energy Inc. Non-Bargaining Pension Plan (South).

(2) Matching Formula and effective date of eligibility for those not included in (1) above.

(A) For a Bargaining Unit Employee not covered under any of the pension formulas in (1)(A)(iv) above, 100% of the Participant’s Pre-Tax and/or Roth 401(k) Contributions for such Plan Year, up to a maximum Matching Contribution of $1300 in 2008, $1350 in 2009, $1400 in 2010, and adjusted each year thereafter by operation of the applicable collective bargaining agreement.

(B) For a Non-Bargaining Unit Employee not covered under any of the pension formulas in (1)(A)(iv) above, effective on and after January 1, 2008, 100% of the Participant’s Pre-Tax and/or Roth 401(k) Contributions for such Plan Year, up to a maximum Matching Contribution of $1400.

(b)	The Matching Contribution for Bargaining Unit Employees (other than certain Nuclear Operations Bargaining employees) shall be made in cash to the Non-ESOP Component of the Plan.

(c)	The Matching Contribution for Non-Bargaining Unit Employees (and certain Nuclear Operations Bargaining employees) shall be made to the Non-ESOP Component of the Plan in cash or, at the Company’s discretion, to the ESOP Component of the Plan either in the form of Company Stock or in the form of cash to be invested in Company Stock.

(d)	Notwithstanding anything in (a) above to the contrary, the amount of Matching Contributions made to the ESOP Component of the Plan for a Plan Year shall be determined as follows:

(1)	The amount described in subsection (a) above shall be calculated for each Participant whose Matching Contribution will be made to the ESOP Component of the Plan.

(2)	The Plan Administrator shall next calculate the average price of Company Stock for the Plan Year by determining the average of the high and low sales prices of Company Stock on the twentieth day of each month that Company Stock is traded (or the first business day immediately following said day if said day is not a business day), adding the price for each month together and then dividing the sum of the monthly prices by 12.

(3)	The amount determined under subsection (1) for each Participant shall then be divided by the average price determined under subsection (2), and the result shall be the number of shares of Company Stock to be contributed on the Participant’s behalf for the Plan Year. The Company may obtain the required number of shares of Company Stock through one or more of the following methods as it determines in its discretion:

(A)	Transfer of shares of Company Stock from the Unreleased Share Account to the ESOP Component of the Fund pursuant to Section 8.3.

(B)	Issuance of new shares, each of which shall be assigned a cost value equal to the average of the high and low sales prices of Company Stock on the day preceding the day the shares are contributed to the Fund.

(C)	Payment of a cash contribution, the amount of which shall be determined by multiplying the number of shares determined under this subsection (3) by the average of the high and low sales prices of Company Stock on the day preceding the day the contribution is made to the Fund. Said contribution shall then be applied to the purchase of Company Stock.

(e)	Notwithstanding the foregoing, designated officers of the Company may increase or decrease once each year the contribution percentages set forth in subsection (a) above based on profitability or such other reasons that they deem appropriate, provided that such increase or decrease does not exceed 1% of Participants’ Covered Compensation for the applicable year. Moreover, designated officers of the Company may increase or decrease once each year the maximum dollar amounts set forth in subsection (a) above as they deem appropriate, provided that such increase or decrease does not exceed 50% of the dollar amount in effect for the previous year. Any increase or decrease under this subsection shall be effective before the end of the Plan Year to which said increase or decrease applies.

(f)	Matching Contributions shall be made by the Employers following the last day of the Plan Year, but in no event later than the due date of the Company’s tax return (including extensions) for the Plan Year ending in the taxable year of the Company to which such Matching Contributions relate.

(g)	An individual must be an Employee of an Employer or an Affiliate (and not a Bargaining Unit Employee on Seasonal Layoff status) on the last day of the Plan Year to which a Matching Contribution relates to share in such Matching Contribution. However, Participants who cease to be Employees during the Plan Year by reason of death, Disability or Retirement shall be eligible to share in the Matching Contribution for that Plan Year. Effective January 1, 2007, for employees other than certain Bargaining Unit employees participating in the Traditional Pension Benefit, an individual need not be an Employee of an Employer or an Affiliate on the last day of the Plan Year, but must have made a Pre-Tax Contribution (including, as applicable, a Roth 401(k) contribution) to the Plan for a given Plan Year to be eligible to receive a Matching Contribution for that Plan Year.

(h)	The Matching Contribution otherwise payable on behalf of a Participant under this Section 4.1 for any Plan Year (or portion thereof) shall be reduced by the matching contribution (if any) made on behalf of the Participant under the Xcel Energy Employee Stock Ownership Plan for the same Plan Year (or portion thereof).

4.2	Discretionary Profit Sharing Contribution

(a)	Subject to the limitations set forth herein, the Employers may make a Profit Sharing Contribution to the ESOP Component or the Non-ESOP Component of the Plan for any Plan Year. The Board of Directors of the Company, in its discretion, shall determine the amount of the Profit Sharing Contribution. The Board of Directors of the Company also shall determine, in its discretion, whether the Profit Sharing Contribution shall be made under the ESOP Component of the Plan either in the form of Company Stock or in cash to be invested in Company Stock, or whether the Profit Sharing Contribution shall be made in cash under the Non-ESOP Component of the Plan.

(b)	Profit Sharing Contributions to the Plan shall be made by the due date of the Company’s tax return (including extensions) for the Plan Year ending in the taxable year of the Company to which such Profit Sharing Contributions relate.

(c)	The Employers shall make any Profit Sharing Contributions under the Non-ESOP Component in the form of cash. The Employers shall make any Profit Sharing Contributions under the ESOP Component in the form of Company Stock or cash to be invested in Company Stock, as determined by the Company in its sole discretion.

(d)

An individual must be an Employee of an Employer or an Affiliate on the last day of a Plan Year to which a Profit Sharing Contribution relates in order to share in such Profit Sharing Contribution. However, Participants who cease to be Employees during the Plan Year by reason of death, Disability or Retirement shall be eligible to share in the Profit Sharing Contribution for that Plan Year. In its resolutions declaring a Profit Sharing Contribution under the Plan, the Company may impose other conditions upon eligibility to share in such Profit Sharing Contribution, including without limitation a provision that the Profit Sharing Contribution be allocated only to Participants at a certain division or location.

(e)	Participants eligible to receive an allocation of the Profit Sharing Contribution shall share in such contribution in proportion to their relative amounts of Covered Compensation.

4.3	Payment of Acquisition Loans; Company Loan Contributions

(a)	For each Plan Year during which an Acquisition Loan is outstanding, the Trustee may use any Employer contributions made for such Plan Year under the ESOP Component of the Plan to make principal and interest payments then due on the Acquisition Loan(s) outstanding at the end of such Plan Year.

(b)	Subject to the conditions and limitations of the Plan, if, as of the end of the applicable Plan Year: (1) an Acquisition Loan remains outstanding and (2) the sum of dividends applied for the Plan Year pursuant to Section 8.4 and any contributions applied for the Plan Year pursuant to subsection (a) above is insufficient to enable the Trustee to pay the principal and interest due under such Acquisition Loan for such Plan Year, then the Company shall make an additional “Company Loan Contribution” to the Trustee for that Plan Year, in an aggregate amount equal to the amount of the insufficiency described herein. Any Company Loan Contribution under the Plan for any Plan Year shall be paid to the Trustee in cash on the last day of the applicable Plan Year or as soon as practicable after the end of such Plan Year.

4.4	Reinstatements

In addition to the contributions otherwise provided for in this Article 4, the Employers shall contribute such additional amounts as are required for reinstatement of any accounts in accordance with Section 10.6.

[ARTICLE 5 FOLLOWS]

ARTICLE 5: VESTING

5.1	A Participant’s Combined Account shall at all times be fully vested and nonforfeitable except as specified below or in any Supplement to the Plan.

5.2	Vesting for Employees Hired on or after January 1, 2007 and before January 1, 2008

(a)	For all Non-Bargaining Employees hired on or after January 1, 2007, and before January 1, 2008, each Participant’s Pre-Tax and After-Tax Account shall be at all times fully vested and non-forfeitable. Each Participant’s Matching Contribution Account shall be vested 20% each full year of Vesting Service and 100% vested after five full years of Vesting Service, or earlier upon reaching Normal Retirement Age or upon death. A Bargaining Unit Employee who was hired on or after January 1, 2007, and who after such date transfers to Non-Bargaining status while still continuing as a Participant will be granted 100% vesting in his or her Company Contribution Account and Matching Contribution Account effective with such transfer.

(b)	For purposes of this section, a year of “Vesting Service” shall mean a full twelve-month period beginning on the Employee’s date of hire and ending twelve months from such date where the Employee remains employed by the Company throughout such one-year period.

(c)	A Participant who had a non-forfeitable right to any portion of his or her Company Contribution Account or Matching Contribution Account upon termination of employment shall receive credit for all years of Vesting Service earned prior to termination of employment, upon his or her reemployment. However, the Participant must complete one year of Vesting Service after reemployment in order to receive credit for years of Vesting Service earned prior to termination of employment. Once a Participant’s prior years of Vesting Service are restored, all amounts previously credited to his or her Company Contributions Account and Matching Contribution Account that had been forfeited will be restored, and become subject to the new vested percentage.

5.3	Vesting for NMC Retirement Contribution Account

For a Participant who maintains an NMC Retirement Contributions Account from a predecessor plan, he will become vested in such Account after three (3) years of Vesting Service, or, if earlier, upon the attainment of age 65, death or permanent and total disability.

5.4	Forfeitures

(a)	Any forfeitures occurring in a Plan Year, together with any other amounts not allocated to a specific Participant’s Account will be allocated to a suspense account. Such amounts will be used to reduce the Company’s obligation to make Company Matching Contributions for the next Plan Year, or, at the discretion of the Company, may be paid for reasonable administrative expenses of the Plan.

(b)	No forfeitures will occur solely as a result of a Participant withdrawing all or part of his After-Tax Account, Roth 401(k) Contribution Account or Pre-Tax Account.

ARTICLE 6: LIMITATIONS ON CONTRIBUTIONS

6.1	Priority

Determinations under this Article shall be made in the following order:

(a)	excess Elective Deferrals under Section 6.2;

(b)	if required to satisfy Code Section 401(k) because the requirements of Code Section 401(k)(12) have not been met, Excess Contributions under Section 6.3; and

(c)	if required to satisfy Code Section 401(m) because the requirements of Code Section 401(m)(11) have not been met, Excess Aggregate Contributions under Section 6.4.

The amount of Excess Contributions shall be reduced by Excess Elective Deferrals previously distributed to a Participant for the Participant’s taxable year ending with or within the applicable Plan Year.

6.2	Limitation on Elective Deferrals

(a)	Notwithstanding any provision of the Plan to the contrary, Elective Deferrals made on behalf of a Participant in any calendar year under the Plan and all plans, contracts or arrangements maintained by the Company, a Related Company, or any other employer shall not exceed $18,000, as such amount may be adjusted in accordance with Code Section 402(g), the provisions of which are hereby incorporated by reference. Elective Deferrals in excess of the foregoing limitation shall be referred to in this Section as “Excess Elective Deferrals.” In the event a Participant has Excess Elective Deferrals attributable solely to the Participant’s Elective Deferrals under this Plan in any calendar year, the Participant’s Excess Elective Deferrals, increased by any income and decreased by any losses attributable thereto, shall be distributed to the Participant no later than April 15 of the following calendar year.

(b)	If a Participant also participates in other plans, contracts or arrangements subject to the limitation set forth in Section 6.2(a) above and has made Excess Elective Deferrals for any calendar year under this Plan when combined with all other such plans, contracts or arrangements, the Participant may notify the Administrator in writing no later than March 1 of the following calendar year of the amount of Elective Deferrals made under the Plan that constitute Excess Elective Deferrals. Upon such timely notification by a Participant, the Plan shall distribute such Excess Elective Deferrals, increased by any income and decreased by any losses attributable thereto, no later than the April 15 of such following calendar year; provided, however, that in no event may a Participant receive from the Plan a distribution of Excess Elective Deferrals for a calendar year in an amount exceeding the Participant’s total Elective Deferrals under the Plan for such calendar year.

(c)	The determination of the income and loss allocable to Excess Elective Deferrals shall be made in accordance with Code Section 402(g), as they may be amended from time to time. Income and loss allocable to the period between the end of the applicable Plan Year and the date of distribution shall be disregarded.

(d)	The amount of Excess Elective Deferrals that may be distributed to a Participant for a calendar year pursuant to this Section 6.2 shall be reduced by any Excess Contributions (as defined in Section 6.3(d)) previously distributed with respect to the Participant for the Plan Year beginning with or within such calendar year. In the event of a reduction under this Section 6.2(d), the amount of Excess Contributions included in the gross income of the Participant and reported as a distribution of Excess Contributions shall be reduced by the amount of the reduction under this Section 6.2(d).

(e)	Notwithstanding any other provision of the Plan, to the extent that Excess Elective Deferrals are distributed to a Participant under this Section 6.2, all corresponding Matching Contributions (increased by any income and decreased by any losses attributable thereto), if any, shall be forfeited at the time of such distribution and shall be applied to reduce the Employers’ future contributions to the Plan.

(f)	Excess Elective Deferrals and income allocable thereto that are distributed to a Participant in accordance with this Section 6.2 shall not be treated as an Annual Addition to the Participant’s Combined Account for purposes of the limitations set forth in Section 6.5.

6.3	ADP Limitation

(a)	Notwithstanding any other provision of the Plan, in each Plan Year, the ADP for the group of eligible HCEs shall satisfy one of the following tests:

(1)	the ADP for the group of eligible HCEs for that Plan Year shall not exceed the ADP for the group of eligible NHCEs for that same Plan Year multiplied by 1.25, or

(2)	the ADP for the group of eligible HCEs for that Plan Year shall not exceed the ADP for the group of eligible NHCEs for that same Plan Year multiplied by 2.0, and shall not exceed the ADP for the group of eligible NHCEs by more than 2 percentage points.

The determination of whether the Plan satisfies the requirements of this Section 6.3(a) shall be made in accordance with Code Section 401(k)(3) (including Treasury Regulations Section 1.401(k)-1(b)), as they may be amended from time to time, the provisions of which are hereby incorporated by reference and shall override the provisions of the Plan to the extent inconsistent therewith. Bargaining Unit Employees shall be disaggregated for testing purposes as required by the Code. In addition, the ESOP Component of the Plan shall be disaggregated from the Non-ESOP Component of the Plan.

(b)

If, during a Plan Year, it is determined that an HCE’s Actual Deferral Ratio would cause the Plan to exceed the maximum permissible ADP specified in Section 6.3(a) above for the Plan Year, then the Administrator may, to the extent the Administrator deems it reasonably necessary to prevent the Plan from failing the requirements of Section 6.3(a), reduce the Pre-Tax Contributions of such eligible HCEs in accordance with rules established and uniformly applied by the Administrator that are consistent with the Code.

(c)	In the event that the Plan fails to satisfy the requirements set forth in Section 6.3(a) above for any Plan Year, then the “Excess Contributions” (determined as set forth in Section 6.3(d)) and any income or loss allocable thereto shall be distributed as set forth in Section 6.3(e) within two and one-half months following the Plan Year for which such Excess Contributions were made, but in no event later than the close of the Plan Year following the Plan Year in which such Excess Contributions were made. The determination of the income and loss allocable to Excess Contributions shall be made in accordance with Code Section 401(k). Income and loss allocable to the period between the end of the applicable Plan Year and the date of distribution shall be disregarded.

(d)	Excess Contributions shall mean, with respect to any Plan Year, the excess of:

(1)	the aggregate amount of Pre-Tax Contributions and Roth 401(k) Contributions taken into account in computing the ADP of eligible HCEs for such Plan Year, over

(2)	the maximum amount of Pre-Tax Contributions and Roth 401(k) Contributions permitted by Section 6.3(a). Such maximum amount of Pre-Tax Contributions and Roth 401(k) Contributions shall be determined by reducing (not distributing) the Pre-Tax Contributions and Roth 401(k) Contributions of eligible HCEs as follows:

(A)	the Pre-Tax Contributions and Roth 401(k) Contributions made by the eligible HCE who has the highest Actual Deferral Ratio shall be reduced by the amount required to cause such eligible HCE’s Actual Deferral Ratio to equal the next highest Actual Deferral Ratio of an eligible HCE.

(B)	if neither of the tests in Section 6.3(a) is satisfied after such reduction, the Pre-Tax Contributions and Roth 401(k) Contributions made by the eligible HCEs who then have the highest Actual Deferral Ratio (including those eligible HCEs whose Pre-Tax Contributions and Roth 401(k) Contributions were reduced under (A) above) shall be reduced by the amount required to cause such eligible HCEs’ Actual Deferral Ratios to equal the next highest Actual Deferral Ratio of an eligible HCE.

(C)	if neither of the tests in Section 6.3(a) is satisfied after such reduction, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.

(e)	The amount of Excess Contributions to be distributed on behalf of each eligible HCE for the Plan Year shall be made from Roth 401(k) Contributions to be followed by Pre-Tax Contributions equal to the amount of reduction determined as follows:

(1)	the combined Pre-Tax Contributions and Roth 401(k) Contributions made by the eligible HCE who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible HCE’s combined Pre-Tax Contributions and Roth 401(k) Contributions to equal the next highest dollar amount contributed by eligible HCEs.

(2)	if any Excess Contributions remain after performing (1), then the eligible HCEs who have the next highest dollar amount of Pre-Tax Contributions and Roth 401(k) Contributions (including those eligible HCEs reduced under (1) above) shall be reduced by the amount required to cause such eligible HCEs’ Pre-Tax Contributions and Roth 401(k) Contributions to equal the next highest dollar amount contributed by eligible HCEs.

(3)	if any Excess Contributions remain after performing (1) and (2), this method of reduction shall be repeated one or more additional times until no Excess Contributions remain.

Provided, however, if the total amount of reduction determined in (1), (2) and (3) would be greater than the amount of Excess Contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of Excess Contributions.

(f)	The amount of Excess Contributions to be distributed under this Section 6.3 with respect to a HCE for a Plan Year shall be reduced by the amount of Excess Elective Deferrals previously distributed to the HCE for the calendar year ending with or within the Plan Year.

(g)	Notwithstanding any other provision of the Plan, to the extent that Excess Contributions are distributed to a Participant under this Section 6.3, all corresponding Matching Contributions (increased by any income and decreased by any losses attributable thereto), if any, shall be forfeited at the time of such distribution and applied to reduce the Employers’ future contributions to the Plan.

(h)	If neither of the tests set forth in Section 6.3(a) has been satisfied and a distribution of Excess Contributions has not been made pursuant to Section 6.3(c), then the Employers shall make a discretionary contribution for the applicable Plan Year. Only those Participants who were not eligible HCEs for that Plan Year and for whom Pre-Tax Contributions and Roth 401(k) Contributions were made pursuant to Article 3 for such Plan Year shall share in such allocation. This allocation shall be made in accordance with any permissible method as specified in Treasury Regulation section 1.401(k)-2(b)(1)(ii).

6.4	ACP Limitation

(a)	Notwithstanding any other provision of the Plan, in each Plan Year, the ACP for the group of eligible HCEs shall satisfy one of the following tests:

(1)	the ACP for the group of eligible HCEs shall not exceed the ACP for the group of eligible NHCEs for that same Plan Year multiplied by 1.25, or

(2)	the ACP for the group of eligible HCEs shall not exceed the ACP for the group of eligible NHCEs for that same Plan Year multiplied by 2.0, and shall not exceed the ADP for the group of eligible NHCEs by more than 2 percentage points.

The determination of whether the Plan satisfies the requirements of this Section 6.4(a) shall be made in accordance with Code Section 401(m) (including, without limitation, Treasury Regulations Section 1.401(m)-1(b)), as they may be amended from time to time, the provisions of which are hereby incorporated by reference and shall override the provisions of the Plan to the extent inconsistent therewith. Bargaining Unit Employees shall be disaggregated for testing purposes as required by the Code. In addition, the ESOP Component of the Plan shall be disaggregated from the Non-ESOP Component of the Plan.

(b)	If, during a Plan Year, it is determined that a HCE’s Actual Contribution Ratio would cause the Plan to exceed the maximum permissible ACP specified in Section 6.4(a) above for the Plan Year, then the Administrator may, to the extent necessary to prevent the Plan from failing the requirements of Section 6.4(a), reduce the After-Tax Contributions of such eligible HCEs in accordance with rules established and uniformly applied by the Administrator that are consistent with the Code.

(c)	In the event that the Plan exceeds the limitations set forth in Section 6.4(a) above for any Plan Year, then the “Excess Aggregate Contributions” (determined as set forth in Section 6.4(d)) and any income or loss allocable thereto shall be distributed as set forth in Section 6.4(e) within two and one-half months following the Plan Year for which such Excess Aggregate Contributions were made, but in no event later than the close of the Plan Year following the Plan Year in which such Excess Aggregate Contributions were made. The determination of the income and loss allocable to Excess Aggregate Contributions shall be made in accordance with Code Section 401(m). Income and loss allocable to the period between the end of the applicable Plan Year and the date of distribution shall be disregarded.

(d)	Excess Aggregate Contributions shall mean, with respect to any Plan Year, the excess of:

(1)	the aggregate amount of Matching Contributions and After-Tax Contributions not designated as Roth 401(k) Contributions taken into account in computing the ACP of eligible HCEs for such Plan Year, over

(2)	the maximum amount of Matching Contributions and After-Tax Contributions permitted by Section 6.4(a). Such maximum amount of Matching Contributions and After-Tax Contributions shall be determined by reducing (not distributing) eligible HCEs’ contributions as follows:

(A)	the After-Tax Contributions and Matching Contributions for the eligible HCE who has the highest Actual Contribution Ratio shall be reduced by the amount required to cause such eligible HCE’s Actual Contribution Ratio to equal the next highest Actual Contribution Ratio of an eligible HCE.

(B)	if neither of the tests in Section 6.4(a) is satisfied after such reduction(s), the After-Tax Contributions and Matching Contributions for eligible HCEs who then have the highest Actual Contribution Ratios (including those reduced under (A) above) shall be reduced by the amount required to cause such eligible HCEs’ Actual Contribution Ratios to equal the next highest Actual Contribution Ratio of an eligible HCE.

(C)	if neither of the tests in Section 6.4(a) is satisfied after such reductions, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.

(e)	The amount of Excess Aggregate Contributions to be distributed on behalf of each eligible HCE for the Plan Year shall be equal to the amount of reduction determined as follows:

(1)	the After-Tax Contributions not designated as Roth 401(k) Contributions of the eligible HCE who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible HCE’s After-Tax Contributions to equal the next highest dollar amount of After-Tax Contributions allocated to eligible HCEs.

(2)	if any Excess Aggregate Contributions remain after performing (1), then the eligible HCEs who have the next highest dollar amount of After-Tax Contributions (including those reduced under (1) above) shall be reduced by the amount required to cause such eligible HCEs’ After-Tax Contributions to equal the next highest dollar amount allocated to eligible HCEs.

(3)	if any Excess Aggregate Contributions remain after performing (1) and (2), this method of reduction shall be repeated one or more additional times until no Excess Aggregate Contributions remain or until HCE After-Tax Contributions have been reduced to zero.

(4)	if any Excess Aggregate Contributions remain after HCE After-Tax Contributions have been reduced to zero, the Matching Contributions of the eligible HCE who has the highest dollar amount of Matching Contributions shall be reduced by the amount required to cause such eligible HCE’s Matching Contributions to equal the dollar amount of Matching Contributions allocated to the eligible HCE with the next highest dollar amount of Matching Contributions.

(5)	if any Excess Aggregate Contributions remain after performing (4), this method of reduction shall be repeated one or more additional times until no Excess Aggregate Contributions remain.

Provided, however, if the total amount of reduction determined in (1) through (5) would be greater than the amount of Excess Aggregate Contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of Excess Aggregate Contributions.

(f)	If neither of the tests set forth in Section 6.4(a) has been satisfied and a distribution of Excess Aggregate Contributions has not been made pursuant to Section 6.4(c), then the Employers shall make an additional matching contribution for the applicable Plan Year. Only those Participants who were not eligible HCEs for that Plan Year and who were entitled to receive an Employer matching contribution shall share in such allocation. This allocation shall be made in accordance with any permissible method as specified in Treasury Regulation section 1.401(k)-2(b)(1)(ii).

6.5	Maximum Limitations on Annual Additions

(a)	Notwithstanding any Plan provision to the contrary, Annual Additions credited under the Plan and all other defined contribution plans maintained by the Company or a Related Company with respect to each Participant for any Limitation Year shall not exceed the lesser of:

(1)	the limit under Code Section 415(c)(1)(A), as adjusted from time to time by the Commissioner for increases in the cost of living in accordance with Code Section 415, or

(2)	100% of the Participant’s Testing Compensation for such Limitation Year.

(b)	In the event that Employer contributions are applied to the repayment of an Acquisition Loan and shares of Company Stock are released from the Unreleased Share Account and allocated to Participants’ ESOP Accounts, each Participant’s Annual Addition for a Limitation Year based on the allocated shares of Company Stock shall be calculated as the lesser of: (1) the amount of contributions credited to the Participant’s Combined Account, or (2) the fair market value of Company Stock credited to the Participant’s Combined Account.

(c)	If the Annual Additions credited under the Plan with respect to a Participant for any Limitation Year exceed the limitations of Section 6.5(a) as a result of the allocation of forfeitures, a reasonable error in estimating the Participant’s Testing Compensation, a reasonable error in determining the amount of Elective Deferrals that the Participant may contribute or any other circumstance permitted pursuant to the regulations and rulings promulgated under Code Section 415, then the Participant’s Annual Additions shall be corrected through the Employee Plans Compliance Resolution System or such other correction method as allowed by statute, regulation or pronouncement of any regulatory authority or may be adjusted in the following sequence, but only to the extent necessary to satisfy the limitations of Section 6.5(a):

(1)	after-Tax Contributions not designated as Roth 401(k) Contributions made by the Participant for the Limitation Year which constitute excess Annual Additions, and any income allocable thereto, shall be distributed to the Participant.

(2)	pre-Tax Contributions made by the Participant for the Limitation Year which constitute excess Annual Additions and which are not eligible to be matched by the Employers under Section 4.1 shall be distributed to the Participant along with income allocable thereto.

(3)	pre-Tax Contributions made by the Participant for the Limitation Year which constitute excess Annual Additions and which are eligible to be matched by the Employers under Section 4.1 shall be distributed to the Participant along with income allocable thereto. To the extent matched Pre-Tax Contributions are distributed, any Matching Contributions made with respect thereto shall be forfeited.

(4)	if, after the adjustments in subsections (1) through (3), the Annual Additions with respect to the Participant for the Limitation Year still exceed the limitations set forth in Section 6.5(a) above, such excess amounts shall be used to reduce Employer contributions for the Participant for the next Limitation Year (and succeeding Limitation Years, as necessary) if the Participant is covered by the Plan at the end of the Limitation Year. If the Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants, but only to the extent that such allocation or reallocation would not cause the Annual Additions to such Participants to violate the limitations of Code Section 415 for such Limitation Year. If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account must be allocated or reallocated before any Employer contributions or Participant contributions which would constitute Annual Additions may be made to the Plan for the Limitation Year (and succeeding Limitation Years, as necessary) in accordance with the rules set forth in Treasury Regulations Section 1.415-6(b)(6)(i). If a suspense account is in effect, it shall share in investment gains or losses.

(d)	If a Participant also participates in any other defined contribution plan or plans maintained by the Company or a Related Company which are subject to the limitation set forth in Section 6.5(a) above and, as a result, such limitation would be exceeded with respect to the Participant in any Limitation Year, any reduction or other permissible method necessary to ensure compliance with such limitation first shall be made under such other plan or plans in accordance with the terms thereof. If, after such correction, a further reduction is necessary to ensure that the limitation set forth in Section 6.5(a) above is not exceeded, Annual Additions credited under the Plan with respect to the Participant shall be reduced in accordance with the provisions of this Section 6.5.

(e)	If no more than one-third of Employer contributions to the Plan for a year are allocated to HCEs, the limitations imposed by this Section 6.5 and Code Section 415 shall not apply to:

(1)	forfeitures of Company Stock to the extent such Company Stock was acquired with the proceeds of an Acquisition Loan, or

(2)	employer contributions that are deductible under Code Section 404(a)(9)(B) and charged against the Participant’s Combined Account.

(f)	The determination of whether the Plan satisfies the requirements of this Section 6.5 with respect to a Participant shall be made in accordance with Code Section 415, the provisions of which are hereby incorporated by reference and shall override the provisions of the Plan to the extent inconsistent therewith.

(g)	For purposes of this Section 6.5, and for all other purposes thereof, the Plan adopts and incorporates by reference, the specific limitations on contributions and the definitions found in Treasury Regulation Sections 1.415(a)-1, 1.415(c)-1, 1.415(c)-2, 1.415(d)-1, 1.415(f)-1, 1.415(g)-1 and 1.415(j)-1 effective for Plan Years beginning in 2008.

6.6	Deduction Limitation

(a)	In no event shall the contributions for any Plan Year, either separately or when combined with the contributions of the Employers under all other qualified retirement plans of the Employers, exceed the amount allowable as a deduction for Federal income tax purposes.

(b)	If any contribution required to be made pursuant to Article 4 would cause the limitation of subsection (a) above to be exceeded in any Plan Year, then such contribution shall not be made and, to the extent not made, any Participant’s agreement to reduce his cash remuneration in consideration thereof shall be deemed null and void.

[ARTICLE 7 FOLLOWS]

ARTICLE 7: THE FUND AND INVESTMENTS

7.1	Trust Fund

(a)	The Fund shall consist of all Plan assets held by the Trustee from time to time.

(b)	The Employers shall have no right, title or interest in the assets of the Fund, except as may be provided in a pledge agreement entered into between the Company and the Trustee in connection with an Acquisition Loan. No part of the assets of the Fund at any time will revert or will be repaid to the Employers, directly or indirectly, except as follows:

(1)	a contribution that is made by an Employer by a mistake of fact may be returned to the Employer within one year after the payment of the contribution.

(2)	a contribution that is conditioned upon its deductibility under Code Section 404 may be returned to an Employer, to the extent that the contribution is disallowed as a deduction, within one year after such disallowance.

(3)	if there is a default on an Acquisition Loan, the Company may exercise its rights under the aforementioned pledge agreement with respect to the shares of Company Stock subject to the pledge agreement (including, but not limited to, the sale of pledged shares, the transfer of pledged shares to the Company, and the registration of pledged shares in the Company’s name).

If a contribution is to be returned to an Employer pursuant to subsection (1) or (2) above, attributable earnings shall not be returned, but losses attributable to the contribution shall reduce the amount returned to the Employer.

7.2	Investment Funds in the Non-ESOP Component and the ESOP Component

(a)	The Non-ESOP Component of the Fund shall be subdivided into Investment Funds, which shall include a broad range of investment alternatives within the meaning of Section 404(c) of ERISA, and shall provide each Participant or Beneficiary a reasonable opportunity to materially affect the potential return on amounts in such Participant’s Non-ESOP Accounts and the degree of risk to which such amounts are subject. The Investment Funds shall give each Participant or Beneficiary a reasonable opportunity to choose from at least three investment alternatives:

(1)	each of which is diversified,

(2)	each of which has materially different risk and return characteristics,

(3)	which, in the aggregate, enable the Participant or Beneficiary, by choosing among them, to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Participant or Beneficiary, and

(4)	each of which, when combined with investments in the other alternatives, tends to minimize through diversification the overall risk to a Participant’s or Beneficiary’s portfolio.

(b)	One of the Investment Funds under the Non-ESOP Component shall be a fund invested primarily in Company Stock, which investment fund shall be referred to herein as the Non-ESOP Company Stock Fund.

(c)	One of the Investment Funds under the Non-ESOP Component shall be a brokerage account through which a Participant can invest in one or more specified mutual funds. If a Participant elects this Investment Fund, his account shall be charged the commissions and other costs associated with the brokerage account. One of the Investment funds shall be a brokerage account through which a Participant can invest in one or more specified mutual funds or publicly traded stocks and/or bonds. If a Participant elects this Investment Fund, his account shall be charged an annual maintenance fee, together with commissions and other costs associated with the brokerage account.

(d)	The portion of the Fund constituting the ESOP Component shall be invested primarily in Company Stock. Company Stock allocated to Participants’ ESOP Accounts in the ESOP Component shall be held in an Investment Fund referred to herein as the ESOP Company Stock Fund.

(e)	Notwithstanding the foregoing, the Fund may retain such investments of another nature or cash balances as may be needed in order to effect distributions or to meet other administrative requirements of the Plan.

(f)	Effective on and after November 2, 2009, the Company has determined that the Vanguard Target Retirement Funds shall be designated as the Plan’s “Qualified Default Investment Alternative” as such term is described in Section 404(c)(5) of ERISA and the regulations issued thereunder, and shall direct the Trustee to invest Participant’s Accounts in one or more of these funds for those Participants who fail to designate an investment alternative.

7.3	Participants’ Designation of Investments Funds

(a)	Each Participant shall be entitled to designate the percentage (in multiples of 1%) of his future Pre-Tax Contributions, Roth 401(k) Contributions, After-Tax Contributions and Rollover Contributions that shall be allocated to each Investment Fund in the Non-ESOP Component. A Participant shall make a single designation to apply to the total of Pre-Tax and After-Tax Contributions, and a separate designation to apply to any Rollover Contributions made under the Plan. If a Participant fails to make any such designation, the Participant’s contributions shall be invested in the Investment Fund specified by the Administrator.

(b)

Profit Sharing Contributions and Matching Contributions made on a Participant’s behalf under the Non-ESOP Component of the Plan shall be invested initially in the same manner as elected by the Participant relative to his Pre-Tax Contributions, Roth 401(k)

Contributions and After-Tax Contributions or, in the absence of such an election, in the Investment Fund specified by the Administrator.

(c)	Each Participant shall be entitled to transfer a percentage (in multiples of 1%) of his non-ESOP Accounts held in an Investment Fund to any of the other available Investment Funds. The Administrator may prescribe rules limiting the availability of an Investment Fund to specified Non-ESOP Accounts (or portions thereof).

(d)	The designation of the allocation of contributions and transfers to the Investment Funds is subject to the procedural rules established by the Administrator from time to time, including the following:

(1)	designations and transfers shall be made or changed upon such advance notice, and in such form and manner, as the Administrator shall prescribe by rule established and applied on a uniform and nondiscriminatory basis to all Participants similarly situated.

(2)	designations made under this Section 7.3 regarding the investment of contributions shall continue in effect until changed by filing a new designation in accordance with this Section 7.3.

(e)	A Participant who has elected to diversify a portion of his ESOP Accounts by transfer to the Non-ESOP Component shall be permitted to make transfers among the available Investment Funds in the same manner as such transfers are made with respect to the Participant’s Non-ESOP Accounts.

7.4	Investments in Company Stock under the ESOP Component

Employer contributions under the ESOP Component of the Plan shall be invested in shares of Company Stock. In addition, certain participant and company contributions made under an employee stock ownership feature of a Predecessor Plan shall be invested in Company Stock under the ESOP Component of the Plan.

7.5	Diversification Of ESOP Accounts

Paragraphs (a), (b) and (c) shall apply for purposes of diversification prior to September 1, 2005. Each Participant who has attained age 55 years (a “Qualified Participant”) may elect during each of the Participant’s Qualified Election Periods (as defined below) to diversify a portion of the Qualified Participant’s ESOP Account balances eligible for diversification (as described below), by: (i) transferring the applicable amount to one or more of the available Investment Funds in the Non-ESOP Component, or (ii) receiving a distribution of the applicable amount, which distribution shall be paid in cash unless the Qualified Participant elects to receive distribution in shares of Company Stock.

(a)

The portion of a Qualified Participant’s ESOP Account balances subject to diversification shall equal 25 percent of the Participant’s ESOP Accounts (excluding any ESOP Predecessor Accounts attributable to the Participant’s after-tax contributions to a Predecessor Plan). However, for the Plan Year in which the Participant attains age 60 years, “50 percent” shall replace “25 percent” in the next preceding sentence, and beginning with the Plan Year in which the Participant attains age 61 years, “100 percent” shall replace “25 percent” in the next preceding sentence. In any one election, a Qualified Participant may diversify the entire remaining portion of his ESOP Account balances eligible for diversification or a part of such diversifiable portion equal to any whole percentage of five percent or more of his ESOP Account balances eligible for diversification.

(b)	For purposes of this Section, a “Qualified Election Period” means: (1) the 90-day period immediately following the last day of the first Plan Year in which the Participant becomes a Qualified Participant, and (2) the 90-day period immediately following the last day of each subsequent Plan Year, and (3) solely with respect to the Plan Year in which the Participant attains age 61, each Valuation Date within the Plan Year. Any election made in accordance with subsection (a) next above with respect to any Qualified Election Period shall be implemented no later than 90 days after the end of such Qualified Election Period, or as soon as administratively feasible thereafter, and shall be based on the Participant’s ESOP Account balances eligible for diversification as of the most recent Valuation Date.

(c)	The provisions of this Section shall not apply to any Participant if the value of the participant’s ESOP Accounts eligible for diversification (determined as of the regular Valuation Date immediately preceding the first day on which the Participant would otherwise be entitled to make an election under this Section) is $500 or less.

(d)	Notwithstanding the above, effective on or after September 1, 2005, each Participant shall be deemed a “Qualified Participant” and may elect at any time (in accordance with the Company’s normal procedures governing such elections) to diversify up to 100% of the Qualified Participant’s ESOP Account balance eligible for diversification, by transferring the applicable amount to one or more of the available Investment Funds. Any election made in accordance with the preceding paragraph will be implemented as soon as administratively feasible thereafter, and shall be based on the Participant’s ESOP Account balances eligible for diversification as of the most recent Valuation Date.

7.6	Beneficiaries

A Beneficiary who is entitled to installment or other deferred distribution of any interest in the Fund shall be entitled to designate the portion of the Non-ESOP Accounts to be allocated to each Investment Fund in the same manner as prescribed above in this Article 7, as if he were a Participant.

[ARTICLE 8 FOLLOWS]

ARTICLE 8: ACCOUNTING

8.1	Valuation of Investment Funds and Adjustment of Non-ESOP Accounts

(a)	A Participant’s interest in his Non-ESOP Accounts as of any Valuation Date shall consist of the sum of the values of his then interest in each Investment Fund in the Non-ESOP Component of the Plan.

(b)	Unit values shall be established for the Investment Funds, and Participants’ Non-ESOP Accounts shall be maintained in terms of such unit values, all in accordance with such rules and procedures as the Administrator shall establish. The value of a Participant’s interest in each Investment Fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

(c)	Each Participant’s interest in each Investment Fund shall be adjusted as of each Valuation Date to reflect his proportionate share of the total value of such Investment Fund, based upon his balance in such Investment Fund as of the immediately preceding Valuation Date, as adjusted for subsequent additions thereto, distributions or withdrawals therefrom, transfers from or to any other Investment Fund, and reductions for the payment of Plan expenses, all in such manner as the Administrator shall determine in its sole discretion.

(d)	Any withdrawals or distributions from a Participant’s Non-ESOP Accounts in the Fund shall be made among the Investment Funds in proportion to the balance of his interest in each separate Investment Fund as of the Valuation Date on which authorized withdrawal or distribution directions are received by the Trustee from the Administrator (or as soon as administratively feasible thereafter).

8.2	Adjustment of ESOP Accounts

(a)	A Participant’s interest in his ESOP Accounts as of any Valuation Date shall consist of his then interest in the ESOP Company Stock Fund.

(b)	Unit values shall be established for the ESOP Company Stock Fund. Each Participant’s ESOP Accounts shall set forth the Participant’s interest in the ESOP Company Stock Fund in terms of such units, all in accordance with such rules and procedures as the Administrator shall establish. The value of a Participant’s interest in the ESOP Component at any time shall equal the then value of a unit in the ESOP Company Stock Fund multiplied by the number of such units then credited to the Participant.

(c)	Each Participant’s interest in the ESOP Company Stock Fund shall be adjusted as of each Valuation Date to reflect his proportionate share of the total value of the ESOP Company Stock Fund, based upon his balance in the ESOP Company Stock Fund as of the immediately preceding Valuation Date, as adjusted for subsequent additions thereto, distributions or withdrawals therefrom, and reductions for the payment of Plan expenses, all in such manner as the Administrator shall determine in its sole discretion.

(d)	In the event the Trustee receives shares of Company Stock attributable to stock dividends, stock splits or any reorganization or recapitalization of the Company, such shares, to the extent attributable to the ESOP Component, shall be credited to the ESOP Component so that Participants’ relative interests therein immediately after any such stock dividend, split, reorganization or recapitalization are the same as such interests immediately before such event.

(e)	The Administrator shall maintain or cause to be maintained records as to the cost of shares of Company Stock acquired or transferred by or within the Fund in accordance with the provisions of this Article 8.

8.3	Transfer of Shares from Unreleased Share Account to ESOP Accounts

(a)	At the direction of the Administrator, the Trustee shall use the following to repay an Acquisition Loan:

(1)	cash dividends (subject to the provisions of Section 8.4), proceeds from the sale of stock dividends described in subsection (c) below, and any investment income attributable to any such dividends; and

(2)	to the extent dividends described in (a) are insufficient to make a scheduled Acquisition Loan repayment, Employers’ contributions under the ESOP Component of the Plan (including any Company Loan Contributions under Section 4.3(b)), and any investment income attributable to such contributions.

(b)	The repayment of an Acquisition Loan shall cause a transfer of shares of Company Stock from the Unreleased Share Account to Participants’ ESOP Accounts. The number of shares to be transferred shall be determined by multiplying the number of shares in the Unreleased Share Account by a fraction, the numerator of which is the principal and interest payments during the applicable Plan Year and the denominator of which is the sum of the numerator plus the total projected principal and interest payments during the remainder of the term of the Acquisition Loan. If the requirements of Treasury Regulations Section 54.4975-7(b)(8)(ii) are satisfied, at the discretion of the Administrator, the phrase “principal and interest” in the preceding sentence shall be replaced by the word “principal.”

(c)	Stock dividends attributable to shares of Company Stock in the Unreleased Share Account shall be sold and the proceeds shall be applied to repayment of the Acquisition Loan.

(d)	Shares released under this Section shall be applied first to satisfy the Matching Contribution requirement specified in Section 4.1. Any released shares remaining after the Matching Contribution requirement has been satisfied shall be allocated as Profit Sharing Contributions pursuant to Section 4.2.

8.4	Dividends on Company Stock

(a)	Use of Dividends. The following rules shall apply with respect to cash dividends paid on Company Stock held under the Plan:

(1)	dividends paid on Company Stock held in the Unreleased Share Account shall be applied to the repayment of an Acquisition Loan to the extent directed by the Company;

(2)	no other dividends paid on shares of Company Stock shall be used to repay any Acquisition Loan; and

(3)	shares of Company Stock acquired due to dividends paid on Company Stock held in the Unreleased Share Account that are not used to repay an Acquisition Loan shall be allocated as Matching Contributions in the manner described in Section 4.1.

(b)	Cash Payment Election. Notwithstanding anything in subsection (a) above to the contrary, cash dividends paid on shares of Company Stock held in Participants’ ESOP Accounts shall not be reinvested in Company Stock if the Participant (or his Beneficiary) elects (or is deemed to have elected) a cash payment of the dividend. The Administrator shall establish rules and procedures for Participants’ elections under this Section, which rules may include, without limitation, a minimum dividend amount for cash payment elections.

8.5	Multiple Acquisition Loans

If more than one Acquisition Loan to the Trustee becomes outstanding at any time, the foregoing provisions of this Article 8 and other provisions of the Plan shall be modified by the Administrator to the extent it deems necessary or appropriate to reflect such additional Acquisition Loan or loans.

8.6	Allocation Of Proceeds From Sale Or Liquidation

Proceeds with respect to Company Stock held in the Unreleased Share Account as a result of the sale or redemption of Company Stock or of distributions from the liquidation of the Company resulting from the sale or other disposition of substantially all of the Company’s assets shall be, to the extent permitted under applicable law, first applied to repayment of any outstanding Acquisition Loan with respect to such Company Stock in the Plan Year in which such proceeds are received by the Fund. In the event such proceeds are so applied, any remaining proceeds shall be allocated in the Plan Year received by the Fund to Participants’ Combined Accounts pro rata based on Participants’ Covered Compensation.

[ARTICLE 9 FOLLOWS]

ARTICLE 9: IN-SERVICE DISTRIBUTIONS

9.1	Loans

(a)	A Participant who is an Eligible Employee, and any other Participant or Beneficiary who is a party in interest as defined in ERISA Section 3(14), may apply to the Administrator to borrow from the Participant’s Combined Account, and the Administrator may direct the Trustee to permit such a loan distribution. Loans shall be made on a reasonably equivalent basis in accordance with the procedures, terms, conditions, limitations, and restrictions established by the Administrator and the rules of this Plan. Loans shall not be made available to HCEs, officers or shareholders in an amount greater than is made available to other Participants.

(b)	All loans shall be subject to the following terms and conditions:

(1)	A loan may be made in an amount which, when added to the outstanding balance of all prior loans to the Participant under the Plan and other plans of the Company and its Affiliates, does not exceed the least of:

(A)	$50,000 reduced by the excess, if any, of:

(i)	the highest outstanding balance of loans from such plans during the one-year period ending on the day before the date such loan was made, over

(ii)	the outstanding balance of loans from such plans on the date on which such loan was made;

(B)	one-half of the vested portion of the Participant’s Combined Account under the Plan; and

(C)	the balance of the Participant’s Employee Pre-Tax Account, Roth 401(k) Contributions Account, Employee After-Tax Account, Rollover Account, Employer Cash Match Account and NMC Employer Match Account.

(2)	Each loan shall be evidenced by a promissory note. All loans shall be amortized in substantially level payments, made not less frequently than quarterly.

(3)	Loans shall be repaid over a period of not less than one year nor more than five years; however, Principal Residence Loans may be repaid over a period of not more than fifteen years. For this purpose, a Principal Residence Loan is a loan that is made to a Participant to acquire any dwelling unit that, within a reasonable time, is to be used (determined at the time the loan is made) as the principal residence of the Participant. A Participant requesting a Principal Residence Loan for a term extending beyond five years shall provide copies of any documents relating to the purchase of such principal residence that the Administrator may deem necessary to verify that the proceeds of such loan will be used as specified above.

(4)	The minimum loan amount shall be $1,000.

(5)	Every loan made under these rules shall be secured by that portion of the Participant’s Combined Account balances which does not exceed 50% of the Participant’s vested Combined Account balances. This dollar amount shall be determined immediately after the origination of the loan. This security interest shall exist without regard to whether it is referenced in the loan documents. The Plan shall be permitted to realize on this collateral (as hereinafter provided) by any means including, but not limited to, offset. No other collateral shall be permitted or required.

(6)	A loan shall bear a rate of interest equal to the prime rate in effect on the first business day of the month in which the loan request is approved, at a rate from a major business news reporting service (Wall Street Journal, Reuters, Moody’s are examples), plus one percent.

(7)	Repayment by an individual who is actively employed by the Company or an Affiliate will be made by means of payroll deduction from the Participant’s salary. In those circumstances where loan repayment cannot be made by payroll deduction, the Administrator shall establish other loan repayment arrangements. A Participant may repay an outstanding loan in full at any time without penalty. A Participant may also make a partial prepayment, in any amount, pursuant to procedures established by the Administrator; provided, however, that the loan shall not be reamortized in the event of such a partial prepayment.

(8)	A Participant may have no more than one loan outstanding from the Plan (and all other qualified plans maintained by the Company or an Affiliate) at any time. Notwithstanding the foregoing, in no event shall a Participant who has repaid a loan be permitted to receive another loan from the Plan for 30 days from the date of such repayment. Effective January 1, 2010, those Participants who maintain one or more former NMC Accounts will have the ability to have a maximum of two loans outstanding at any one time. Such second loan shall be subject to the same rules, conditions and limitations as all other loans according to this Section 9.1.

(9)	Each new loan shall be subject to a loan origination fee, which shall be established by the Administrator and shall be charged to the Participant’s Combined Account when the loan is made. A reasonable annual administrative fee may be charged for each year that a loan is outstanding.

(10)

Failure to pay any installment of interest or principal by the last day of the calendar quarter following the quarter in which the payment was due (or by the end of such shorter grace period as the Administrator may establish from time to time) shall constitute a default on the loan. Upon such default, the entire loan balance shall be declared to be in default to the extent required by applicable regulations. In the event of a default on a loan, foreclosure on the promissory note and application of the Participant’s Combined Account to satisfy the promissory note will occur as of the earliest date on which the Participant or

Beneficiary is eligible to receive payment of benefits under the Plan attributable to the loan.

(11)	If a loan remains unpaid 90 days after a Participant’s Termination of Employment for any reason, the total of the unpaid principal and interest shall be charged to the Participant’s Combined Account, and will be considered a payment to the Participant for purposes of the Plan. The death of the Participant shall terminate the loan, and the unpaid principal and interest due and owing on the death of the Participant’s death shall be offset against the Participant’s Combined Account. Effective February 29, 2012, a Participant who separates from employment with an outstanding loan may (1) continue making manual loan payments until the loan is repaid in full or their entire Plan benefit is distributed, or (2) repay any outstanding loan balance within 90 days of their Termination of Employment.

(12)	Loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4).

(c)	Proceeds for a Participant’s loan shall be taken from the Participant’s Non-ESOP Accounts, and from each separate Investment Fund, in the order specified by the Administrator. Repayments on loans shall be allocated among the Participant’s Non-ESOP Accounts in the order specified by the Administrator, and shall be reinvested in one or more Investment Funds pursuant to the Participant’s election under Article 3 in effect when each repayment is made, except as otherwise specified by the Administrator.

(d)	The Administrator may adopt additional written procedures with respect to Plan loans made pursuant to this Section 9.1, provided that such procedures do not conflict with the terms of the Plan or applicable law.

(e)	To the extent required by bankruptcy laws, loans shall be subject to stay, discharge, reinstatement and other matters.

9.2	Hardship Withdrawals

(a)	A Participant who is an Employee may apply in writing to the Administrator for a distribution, due to financial hardship, of all or a part of the Participant’s Employee Pre-Tax Account (excluding earnings thereon after 1988), Rollover Account, Employer Stock Match Account, Employer Cash Match Account and Prior NMC Employer Match Account as well as such ESOP Predecessor Plan Account balances as are specified in any applicable Supplement to the Plan. A hardship withdrawal shall be made only if such withdrawal is for an immediate and heavy financial need of the Participant or effective on or after January 1, 2008, for a Spouse and/or Dependents as determined in accordance with subsection (b) below, and is deemed necessary to satisfy such financial need as determined in accordance with subsection (c) below. The determination by the Administrator of the existence of an immediate and heavy financial need and of the amount necessary to meet such need shall be made in a nondiscriminatory and uniform manner.

(b)	The determination by the Administrator of whether a Participant, Spouse and/or Dependent has an immediate and heavy financial need is to be made on the basis of all the relevant facts and circumstances, and must be for one of the reasons specified in subsections (1) through (4) below (and may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution). A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant. To receive a hardship withdrawal, a Participant must submit a completed application form provided by the Administrator, and any additional written documentation necessary to establish to the satisfaction of the Administrator that such distribution is for:

(1)	unreimbursed medical expenses described in Code Section 213(d) that are incurred by (or expected to be incurred by) the Participant, the Participant’s spouse or dependents (as defined in Code Section 152), or necessary for such persons to obtain medical care described in Code Section 213(d);

(2)	costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)	payment of tuition, related educational fees, and room and board for the next 12 months of post-secondary education for the Participant or for the Participant’s spouse or dependents (as defined in Code Section 152); or

(4)	payments necessary to prevent the eviction of the Participant from his principal residence or to prevent foreclosure on the mortgage of the Participant’s principal residence.

(c)	A hardship withdrawal made pursuant to this Section 9.2 will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if:

(1)	the withdrawal is not in excess of the amount of the Participant’s immediate and heavy financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution); and

(2)	the Participant has obtained all distributions (other than hardship withdrawals), all nontaxable loans currently available under all plans maintained by the Company and any Affiliate, and all distributions of dividends available under Section 8.4 of the Plan.

(d)

Notwithstanding any provision of the Plan or any other plan maintained by the Company or an Affiliate to the contrary, a Participant who receives a hardship withdrawal shall not be eligible to make any Elective Deferrals or after-tax employee contributions to the Plan and all other plans maintained by the Company or an Affiliate for a period of six months following the date of receipt of the hardship withdrawal, and shall enter into a legally enforceable, written agreement acknowledging same. For this purpose, the term “all other plans” means all qualified and nonqualified plans of deferred compensation including, without limitation, stock option, stock purchase or similar plans and a cash or deferred arrangement that is part of a cafeteria plan (within the meaning of Code Section 125), but excluding the mandatory employee contribution portion of a defined benefit plan and a health and welfare benefit plan, including such a plan that is part of a Code Section 125 cafeteria plan.

(e)	A Participant’s hardship withdrawal shall be taken from the Participant’s Non-ESOP Accounts and ESOP Accounts, and from each separate Investment Fund, in the order specified by the Administrator.

(f)	Hardship withdrawals shall be paid in cash. No rollover of any portion of such hardship withdrawals may be made.

(g)	Notwithstanding any provision of the Plan or a Predecessor Plan to the contrary, a Participant who received a hardship withdrawal from a Predecessor Plan in 2001:

(1)	shall be prohibited from making any Elective Deferrals or after-tax employee contributions to the Plan and all other plans maintained by the Company or an Affiliate for a period of six months following the date of receipt of the hardship withdrawal or until the Effective Date, if later; and

(2)	may make Elective Deferrals in 2002 up to the applicable Code Section 402(g) limit without regard to the amount of any hardship withdrawal obtained in 2001.

9.3	After-Tax Withdrawals

(a)	A Participant who is an Employee may obtain, at any time, a withdrawal of all or part of his Prior NMC After-Tax Account, Employee After-Tax Account, as well as such ESOP Predecessor Plan Account balances as are specified in any applicable Supplement to the Plan.

(b)	Any withdrawal under this Section shall be made from the Participant’s Non-ESOP Accounts and ESOP Accounts, and from each separate Investment Fund, in the order specified by the Administrator.

(c)	After-tax withdrawals shall be paid in cash. However, a Participant may elect to receive payment in whole shares of Company Stock, to the extent amounts being withdrawn were invested in Company Stock immediately prior to the withdrawal.

(d)	After-tax withdrawals shall be subject to such other rules and procedures as the Administrator may establish.

9.4	Age 59-1/2 Withdrawals

(a)	A Participant who is an Employee and has attained age 59-1/2 may obtain, at any time, a withdrawal of all or part of his Pre-Tax Contribution Account, Rollover Account, Employer Cash Match Account, Roth 401(k) Contribution Account, Prior NMC After-Tax Account, Prior NMC Employer Match Account and NMC Retirement Contribution Account.

(b)	Any withdrawal under this Section shall be made from the Participant’s Non-ESOP Accounts, and from each separate Investment Fund, in the order specified by the Administrator.

(c)	Age 59-1/2 withdrawals shall be paid in cash. However, a Participant may elect to receive payment in whole shares of Company Stock, to the extent amounts being withdrawn were invested in Company Stock immediately prior to the withdrawal.

(d)	Age 59-1/2 withdrawals shall be subject to such other rules and procedures as the Administrator may establish.

9.5	Age 70-1/2 Withdrawals

(a)	A Participant who is an Employee and has attained age 70-1/2 may obtain, at any time, a withdrawal of all or part of his Combined Account.

(b)	Any withdrawal under this Section shall be made from the Participant’s Non-ESOP and ESOP Accounts, and from each separate Investment Fund, in the order specified by the Administrator.

(c)	Age 70-1/2 withdrawals shall be paid in cash. However, a Participant may elect to receive payment in whole shares of Company Stock, to the extent amounts being withdrawn were invested in Company Stock immediately prior to the withdrawal.

(d)	Age 70-1/2 withdrawals shall be subject to such other rules and procedures as the Administrator may establish.

9.6	Age 65 Withdrawals

(a)	A Participant who has a NMC Money Purchase Pension Account may elect to withdraw all or part of such Account upon attaining age 65, even if the Participant has not had a separation from service. Any withdrawal pursuant to this section will require the consent of the Participant’s Spouse, with such consent to be in writing and witnessed by a Plan representative or a notary public.

[ARTICLE 10 FOLLOWS]

ARTICLE 10: DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

10.1	Distribution Options

(a)	Upon a Participant’s Termination of Employment with the Company and all Affiliates for a reason other than the Participant’s death, the Participant may elect to receive payment of his vested Combined Account in the Fund in one of the following forms:

(1)	an immediate or deferred total lump sum;

(2)	immediate or deferred monthly, quarterly, semi-annual, or annual installments; or

(3)	a partial lump sum distribution.

(b)	All distributions shall be paid in cash, except that, if a Participant elects a total lump sum distribution as described in subsection (a)(1) above, he may elect to receive payment in the form of whole shares of Company Stock, with partial shares paid in cash, of that portion of his Combined Account that is invested in Company Stock immediately prior to the distribution. All distributions shall be paid in cash, except that, if a Participant elects a total or partial lump sum distribution as described in subsections (a)(1) and (a)(3) above on or after April 1, 2004, he may elect to receive payment in the form of whole shares of Company Stock, with partial shares paid in cash, of that portion of his Combined Account that is invested in Company Stock immediately prior to the distribution.

(c)	Additional Rules

(1)	Any payments made under this Section 10.1 shall be made as soon as practicable after the date the Participant has elected to receive payment in accordance with procedures established by the Administrator.

(2)	Upon the death of a Former Participant, any remaining balances in his Combined Account, including unpaid installments, shall be distributed as provided in Section 10.2.

(3)	A Participant shall be eligible to receive a distribution under this Article 10 if he has a severance of employment, as defined in Code Section 401(k)(2)(B)(i)(I), as amended, regardless of whether the severance of employment occurred before the Effective Date under a Predecessor Plan, or on or after the Effective Date, and regardless of whether the distribution would satisfy the requirements of Code Section 401(k)(2)(B) as in effect prior to the Effective Date.

(4)	Subparagraphs (i) through (v) shall apply solely to a Participant’s NMC Money Purchase Pension Account.

(i)

Form of Payment of NMC Money Purchase Pension Account. Unless the Participant has validly elected an alternate form of distribution, the value of a Participant’s NMC Money Purchase Pension Account that is distributable under this Section 10.1 shall be applied towards the purchase of an annuity contract from a licensed insurance company. In the case of an unmarried Participant, the annuity contract shall provide for a benefit payable for the Participant’s life, with no survivor benefits following the Participant’s death. In the case of a married Participant, the annuity contract shall provide for a benefit payable in the form of a joint and 50% survivor annuity (or such higher survivor annuity as the Participant may elect, not to exceed 100%) with the Participant’s Spouse as the joint annuitant.

(ii)	Election of Single Sum Payment of NMC Money Purchase Pension Account. A Participant may make a written election to reject the normal form of benefit applicable to him or her under subsection (i) and to instead receive payment in the form of a single sum payment. Any such written election may be made or revoked by the Participant at any time within the 90-day period immediately preceding the annuity purchase date. The Administrator shall provide the Participant, at least 30 and no more than 90 days prior to the annuity purchase date, with a written notice explaining the normal form of annuity benefit, the financial effects of annuity and single sum payment methods, the Participant’s right to waive, and the effect of a waiver, of the annuity form of benefit, the requirement that the Participant’s Spouse consent to a waiver of the 50% joint and survivor annuity, and the time period during which the Participant may revoke a waiver of the annuity form of benefit. Notwithstanding the foregoing, a Participant may elect an Annuity Starting Date that is less than 30 days after the written notice is provided if: (A) the written explanation clearly indicates that the Participant has the right to at least 30 days to consider whether to waive the annuity and elect an optional form of distribution; (B) the Participant makes an affirmative election as to the form of distribution; (C) the Participant is permitted to revoke his or her affirmative distribution election at least until the Annuity Starting Date or, if later, any time prior to the expiration of the 7-day period that begins the day after the written notice is provided to the Participant; and (D) distribution in accordance with the affirmative election is not made before the expiration of the 7-day period that begins the day after the written explanation is provided to the Participant. In the event that the Participant dies after having elected the single sum payment option (with appropriate spousal consent in accordance with subsection (iii) below) but prior to distribution of the single sum payment, the Participant’s election of the single sum payment shall be void and the Participant’s Account shall be distributable in accordance with subsection (i).

(iii)

Spousal Consent Requirements for NMC Money Purchase Pension Account An election by a married Participant to reject the automatic 50% joint and survivor annuity provided in subsection (i) in favor of the single sum payment provided under subsection (ii) shall be given effect only if the Participant’s Spouse has, within the 90 day period preceding payment of the single sum distribution, consented in writing to the Participant’s waiver of the joint and 50% survivor annuity option, with such consent being witnessed by a notary public or a Plan representative. The Spouse’s consent must acknowledge that by consenting to the Participant’s election of a single sum payment, the Spouse is waiving his or her right to require that distribution be made in the form of a 50% joint and survivor annuity with the Spouse as sole contingent annuitant.

(iv)	Death Benefits—NMC Money Purchase Pension Account.

(A)	Payment. Upon the death of a Participant, either before or after severance from employment, the vested balance of the Participant’s NMC Money Purchase Pension Account shall be payable to the Participant’s Beneficiary. Any designation of Beneficiary shall be in writing and filed with the Administrator on the form and in the manner prescribed by the Administrator and may be changed or withdrawn from time to time by the Participant. In the event the Participant is married, the Beneficiary shall automatically be the Participant’s Spouse unless the Spouse consents in writing to the designation of an alternative Beneficiary and such consent is witnessed by a notary public. In the event no valid designation of Beneficiary is on file at the date of death or no designated Beneficiary or Spouse survives him, the Participant’s Beneficiary shall be, in the following order: (I) the Participant’s children (including adopted children) per stirpes; (II) if there are no surviving children, then the Participant’s parents (including parents by adoption); (III) if there are no surviving parents, then the Participant’s brothers and/or sisters (including adopted siblings); and (IV) if none of the foregoing survive the Participant, then the Participant’s estate.

(B)	Notice Requirements. A Participant’s designation of a non-Spouse Beneficiary, and the Spouse’s consent to such designation, will not be valid unless the Participant and Spouse have been provided with a written explanation of the Spouse’s right to be the sole primary Beneficiary of the Participant’s NMC Money Purchase Pension Account, including the Spouse’s right to receive distribution following the Participant’s death in the form of a life annuity purchased from a licensed insurance company (the “qualified pre-retirement surviving Spouse annuity). Such notice shall explain the options available to the Spouse, including the terms of the qualified preretirement survivor annuity, in a manner comparable to the notice provided with respect to the qualified joint and survivor annuity under subsection (ii).

(C)

Special Age 35 Rule. If a Participant who has not attained age 35 as of the end of any Plan Year designates a non-Spouse Beneficiary and if the Participant’s Spouse consents to such designation in accordance with this Section 10.1, the Participant’s designation of a non-Spouse Beneficiary shall nevertheless cease to apply as of the first day of the Plan Year in which the Participant attains age 35. On and after the first day of the Plan Year in which the Participant attains age 35, the Participant’s Spouse shall be the Beneficiary unless the Participant again designates a non-Spouse Beneficiary and the Spouse again consents to such designation in accordance with the notice and consent provisions of this Section 10.1.

(v)	Rights of Beneficiary.

(A)	If the Participant dies after annuity payments have begun, the Participant’s Beneficiary shall be entitled to the death benefits, if any, payable under the annuity, which shall be paid at least as rapidly as payments were being made to the Participant.

(B)	If the Participant dies before annuity payments begin or before his vested NMC Money Purchase Pension Account is distributed, the following rules shall apply:

(I)	If the Participant’s Spouse is the Beneficiary, the value of a Participant’s vested NMC Money Purchase Pension Account shall be applied towards the purchase of an annuity contract from a licensed insurance company, such annuity contract to provide a benefit payable for the surviving Spouse’s life. The Spouse may direct that payments under the annuity contract commence at any time following the Participant’s death, but not later than the December 31 of the year in which the Participant dies or the year in which the Participant would have attained age 70 1/2, whichever occurs later. In lieu of the annuity benefit, the Spouse may elect to receive distribution of the Participant’s NMC Money Purchase Pension Account in the form of a single sum cash payment. The Administrator shall provide the Spouse, at least 30 and no more than 90 days prior to the annuity purchase (or single sum cash payment) date, with a written notice explaining the annuity benefit and the Spouse’s right to elect a single sum cash payment in lieu thereof.

(II)	If the Participant’s Beneficiary is other than his or her Spouse, the Participant’s vested NMC Money Purchase Pension Account shall be distributed to the Beneficiary at such time as the Beneficiary elects after the Administrator receives notice of the Participant’s death, in the form of a single sum cash payment, but not later than the December 31 of the year in which occurs the fifth anniversary of the Participant’s death.

10.2	Distribution Options upon Death

Upon a Participant’s Termination of Employment with the Company or an Affiliate due to his death, or upon the death of a Former Participant before the complete distribution of his Combined Account, the Participant’s Beneficiary may elect to have the Participant’s Combined Account distributed in accordance with Section 10.1 at any time that complies with the requirements of Section 10.5. Notwithstanding the foregoing, effective January 1, 2003, the option described in Section 10.1(a)(3) shall not be available to a Beneficiary.

10.3	Amount of Distribution

The amount of any distribution from a Participant’s Combined Account, or any portion thereof, shall be determined by the value of such Combined Account (or the applicable portion thereof) on the Valuation Date on which authorized distribution directions are received by the Trustee from the Administrator (or as soon as administratively feasible thereafter).

10.4	Participant’s Right to Consent to Distributions

(a)	Notwithstanding any Plan provision to the contrary, if a Participant’s vested Combined Account exceeds $1,000 at his Termination of Employment, no portion of his Combined Account may be distributed to him without his written consent.

(b)	If the value of the Participant’s vested Combined Account is $1,000 or less at his Termination of Employment, the Participant will receive a cash distribution of the value of the entire vested portion of such Combined Account balance and the nonvested portion will be treated as a forfeiture at the time and to the extent provided in the applicable Supplement to the Plan; provided, however, that this provision shall not be used to accelerate the final installment payment(s) of a series of installment payments.

10.5	Time When Distributions Must Commence

(a)	Unless a Participant elects otherwise, distribution shall commence not later than the 60th day following the close of the Plan Year in which the latest of the following occurs: (1) the Participant attains age 65; (2) the tenth anniversary of the date on which the Participant commenced participation under this Plan; or (3) the Participant terminates employment with the Company and all Affiliates.

(b)	Notwithstanding any contrary provision of the Plan, distribution of the Combined Account balances of a Participant shall commence by April 1 of the calendar year next following the later of: (1) the calendar year in which the Participant attains age 70 1⁄2 or (2) the calendar year in which the Participant’s Termination of Employment occurs (“Required Commencement Date”); provided, however, that the Required Commencement Date of a Participant who is a five-percent owner (as defined in Code Section 416) of the Company or an Affiliate in the calendar year in which the Participant attains age 70 1⁄2 shall be April 1 of the calendar year next following the calendar year in which the Participant attains age 70 1⁄2.

(c)	If a Participant dies on or after his Required Commencement Date, benefits shall be paid to the Participant’s Beneficiary at least as rapidly as benefits were being paid before the Participant’s death.

(d)	If the Participant dies before his Required Commencement Date, benefits shall be paid in full to the Participant’s Beneficiary not later than the fifth anniversary of the Participant’s death; provided, however, that:

(1)	if the Beneficiary is not the surviving spouse of the Participant, the Beneficiary may irrevocably elect to have distributions begin not later than December 31 of the year following the year of the Participant’s death, in substantially equal amounts over a period of time not extending beyond the life expectancy of such Beneficiary; and

(2)	if the Beneficiary is the surviving spouse of the Participant, the Beneficiary may irrevocably elect to have distributions begin by the later of the end of the calendar year in which the Participant’s death occurs or the end of the calendar year in which the Participant would have attained age 70 1⁄2, in substantially equal amounts over a period of time not extending beyond the life expectancy of such surviving spouse.

(e)	Distributions under the Plan shall be determined and made in accordance with Code Section 401(a)(9). The provisions of Code Section 401(a)(9), as they may be amended from time to time, are incorporated herein by reference and shall override any inconsistent provision of the Plan. Notwithstanding the foregoing, the Plan shall apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the applicable proposed regulations issued in January, 2001 until January 1, 2003, when the final regulations under Code Section 401(a)(9) take effect.

10.6	Inability to Locate Distributee

(a)	Notwithstanding any other provision of the Plan, in the event that the Administrator cannot locate any person to whom a payment or distribution is due under the Plan, and no other distributee has become entitled thereto pursuant to any provision of the Plan, the Combined Account in respect of which such payment or distribution is to be made shall be forfeited at the close of the third Plan Year following the Plan Year in which such payment or distribution first became due (but in all events before the time such Combined Account would otherwise escheat under any applicable State law); provided, that any Combined Account so forfeited shall be reinstated if such person subsequently makes a valid claim for such benefit.

(b)	Such reinstatement shall be provided by an additional contribution for the Plan Year in which such reinstatement is made.

(c)	Any amount forfeited under this Section 10.6 shall be applied to reduce the next succeeding Employer contribution under Article 4.

10.7	Direct Rollovers

(a)	Notwithstanding any Plan provision that would otherwise limit a Distributee’s election under the Plan, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to one or more Eligible Retirement Plans specified by the Distributee in a Direct Rollover.

(b)	The following terms shall have the following meanings when used in this Section 10.7:

(1)	An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any distribution made upon hardship of the Distributee; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because it includes after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible. In addition, amounts attributable to a Participant’s Roth 401(k) Contribution account may only be rolled into a Roth IRA or another employer sponsored 401(k) plan that permits Roth 401(k) contributions.

(2)	An “Eligible Retirement Plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a qualified trust described in Code Section 401(a) that is a defined contribution plan that accepts the Eligible Rollover Distribution, an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) that is maintained by an eligible employer described in Code Section 457(e)(1)(A), or an annuity contract described in Code Section 403(b), that accepts the Distributee’s Eligible Rollover Distribution.

(3)	A “Distributee” includes an Employee or a former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(4)	A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(c)	Notwithstanding anything to the contrary, the following shall apply to distributions occurring after December 31, 2001:

(1)

For purposes of subsection (b)(2) above, “Eligible Retirement Plan” shall also mean an annuity contract as described in section 403(b) of the Code as well as a deferred compensation plan described in section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The preceding definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a Qualified Domestic Relations Order, as defined in section 414(p) of the Code.

(2)	For purposes of subsection (b)(1) above, the definition of “Eligible Rollover Distribution” shall be modified to include a distribution consisting of all or part After-Tax Employee Contributions which are not includible in gross income.

(3)	For purposes of subsection (b)(3) above and effective on or after January 1, 2010, the definition of “Distributee” shall be modified to also include a non-spouse beneficiary, but only to the extent of allowing the non-spouse beneficiary to make an Eligible Rollover distribution into an individual retirement account.

10.8	Qualified Domestic Relations Orders

Notwithstanding any Plan provision to the contrary, any amount payable with respect to a Participant pursuant to a qualified domestic relations order under Code Section 414(p) may be distributed to the alternate payee before the Participant’s Termination of Employment.

10.9	Designation of Beneficiaries

(a)	Right to Designate. Each Participant may designate, upon forms to be furnished by and filed with the Administrator, one or more primary Beneficiaries or alternative Beneficiaries. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless signed by the Participant and received by the Administrator during the Participant’s lifetime. The Administrator may establish rules for the use of electronic signatures. Until such rules are established, electronic signatures shall not be effective.

Notwithstanding the foregoing, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the designation of the Beneficiary and must be witnessed by a notary public. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse.

If a Beneficiary who survives the Participant subsequently dies before receiving any payment to which the Beneficiary was entitled, the balance remaining due will be payable to any successor Beneficiary specified in the Participant’s Beneficiary designation, and otherwise to the personal representative (executor or administrator) of the deceased Beneficiary. A Beneficiary may not designate a successor beneficiary.

(b)	Failure of Designation. If a Participant:

(1)	fails to designate a Beneficiary, or

(2)	designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or

(3)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s death benefit, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of his surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

Participant’s surviving spouse;

Participant’s surviving issue per stirpes and not per capita;

Participant’s surviving parents;

Participant’s surviving brothers and sisters;

Representative of Participant’s estate.

(c)

Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution may disclaim his interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must not have received a distribution of all or any portion of said interest and must have attained at least age 21 years at the time such disclaimer is signed and delivered. Any disclaimer must be in writing and must be signed by the Beneficiary and acknowledged by a notary public. The Administrator may establish rules for the use of electronic signatures and acknowledgements. Until such rules are established, electronic signatures and acknowledgements shall not be effective. A disclaimer shall state that the Beneficiary’s entire interest is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original signed copies of the disclaimer must be both signed and actually delivered to both the Administrator and the Trustee after the date of the Participant’s death but not later than nine months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to both the Administrator and the Trustee. A disclaimer shall be considered to be delivered to the Administrator or the Trustee only when actually received by the Administrator or the Trustee (and in the case of a corporate Trustee, shall be considered to be delivered only when actually received by a trust officer familiar with the affairs of the Plan). The Administrator (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of any provisions of the Plan and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under the Plan. No other form of attempted disclaimer shall be recognized by either the Administrator or the Trustee.

(d)	Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, subject to the following:

(1)	a legally adopted child and the adopted child’s lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent’s lineal ancestors);

(2)	a legally adopted child and the adopted child’s lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent’s lineal ancestors); except that if, after a child’s parent has died, the child is legally adopted by a stepparent who is the spouse of the child’s surviving parent, the child and the child’s lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent’s lineal ancestors); and

(3)	if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent’s home and never openly held out the child as that parent’s child (unless doing so was precluded solely by death), then neither the child nor the child’s lineal descendants shall be issue of the person.

“Child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

(e)	Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(1)	if there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(2)	the automatic Beneficiaries specified in subsection (b) above and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(3)

if the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the

Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form signed by the Participant and received by the Administrator after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(4)	any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(5)	any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is signed or is filed by a Participant who, at the time of such signing or filing, is then a minor under the law of the state of the Participant’s legal residence. The Administrator (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation. The Administrator may recognize an applicable state’s “slayer statute” or, if preempted by ERISA, federal common law to determine the rights of a Beneficiary when such Beneficiary becomes entitled to a distribution from the Plan due to the Participant’s death.

(f)	Continuity. The Beneficiary designations or elections in effect under the Predecessor Plans immediately before the Effective Date shall continue in full force and effect until altered as provided herein, provided such designations or elections satisfied the rules in effect under the applicable Predecessor Plan at the time the designations or elections were submitted.

[ARTICLE 11 FOLLOWS]

ARTICLE 11: PLAN ADMINISTRATION

11.1	Administrator Authority

(a)	The Company shall be the Administrator for purposes of Section 3(16)(A) of ERISA. Except as hereinafter provided, functions generally assigned to the Company, an Employer, or the Administrator shall be discharged by the officers of the Company or delegated and allocated as provided herein. Said officers may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or Employees, such functions assigned to the Company, an Employer or the Administrator hereunder as they may from time to time deem advisable.

(b)	Notwithstanding the foregoing, the Board of Directors of the Company shall have the exclusive authority to act for the Company to terminate the Plan.

(c)	The Administrator, including any person or committee acting as the Administrator, shall have the full discretionary authority to determine all questions arising under the Plan, including the power to determine the rights or eligibility of Participants and their benefits under the Plan, to make factual determinations thereunder, to interpret and construe the Plan document, and to remedy ambiguities, inconsistencies or omissions. The Administrator may from time to time adopt such rules and regulations as may be necessary or desirable for the proper and efficient administration of the Plan and as are consistent with the terms of the Plan. Benefits shall be paid under the Plan only if the Administrator determines in its discretion that the applicant is entitled to them.

11.2	Committee

If a Committee is appointed, the Committee shall consist of such members as may be determined and appointed from time to time by officers of the Company. Members of the Committee shall serve without compensation, but their reasonable expenses shall be an expense of the administration of the Fund and shall be paid by the Trustee from and out of the Fund except to the extent that the Company, in its discretion, directly pays such expenses. The Committee may elect such officers as the Committee may decide upon. The Committee shall:

(a)	establish rules for the functioning of the Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business;

(b)	organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Committee; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Committee, to keep its records and otherwise assist the Committee in the performance of its duties; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify the Employers and the Trustee of any action taken by the Committee and, when required, notify any other interested person or persons;

(c)	determine from the records of the Employers the compensation, service records, status and other facts regarding Participants and other Employees;

(d)	cause to be compiled at least annually, from the records of the Committee and the reports and accountings of the Trustee, a report and accounting of the status of the Plan and the benefits of the Participants and make it available to each Participant who shall have the right to examine that part or portion of such report and accounting (or a true and correct copy of such part) which sets forth his benefits;

(e)	prescribe forms to be used for applications for participation, benefits, notifications, etc., as may be required in the administration of the Plan;

(f)	set up such rules, applicable to all Participants similarly situated, as are deemed necessary to carry out the terms of the Plan;

(g)	perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of the Plan and performing the duties imposed on it;

(h)	resolve all questions of administration of the Plan not specifically referred to in this Section;

(i)	in accordance with regulations of the Secretary of Labor:

(1)	provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the Participant, and

(2)	afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review by the Committee of the decision denying the claim; and

(j)	delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or Employees of the Employers, such functions assigned to the Committee hereunder as it may from time to time deem advisable.

If there shall at any time be three or more members of the Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof except to the extent that liability is imposed under ERISA. If at any time there is no Committee appointed, all functions and responsibilities assigned to the Committee shall be performed by the Administrator or its delegate.

11.3	Limitation on Authority

No action taken by any fiduciary, if authority to take such action has been delegated or redelegated to it hereunder, shall be the responsibility of any other fiduciary except as may be required by the provisions of ERISA. Except to the extent imposed by ERISA, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibility imposed upon such other fiduciary by the Plan or by ERISA or by any regulations or rulings issued thereunder. The Trustee shall have no authority or duty to determine or enforce payment of any Employer contribution under the Plan or to determine the existence, nature or extent of any individual’s rights under the Plan or question any determination made by the Committee regarding the same.

11.4	Conflict of Interest

If any officer or Employee of any Employer, any member of the Board of Directors of the Company, any member of the Committee or any Trustee to whom authority has been delegated or redelegated hereunder shall also be a Participant in the Plan, he shall have no authority as such officer, Employee, member or Trustee with respect to any matter specially affecting his individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other officers, Employees, member or Trustees, as the case may be, to the exclusion of such Participant, and such Participant shall act only in his individual capacity in connection with any such matter.

11.5	Dual Capacity

Individuals, firms, corporations or partnerships identified herein or delegated or allocated authority or responsibility hereunder may serve in more than one fiduciary capacity.

11.6	Named Fiduciaries

The Company, the Employers, the Committee and the Trustee shall be named fiduciaries for the purpose of Section 402(a) of ERISA. Participants shall also be named fiduciaries with respect to the voting of Company Stock in their Combined Accounts.

11.7	Service of Process

In the absence of any designation to the contrary by the Committee, the Secretary of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

11.8	Administrative Expenses

All usual and reasonable expenses of administering the Plan shall be paid by the Trustee out of the principal or income of the Fund, or, at the Company’s option, by the Employers. Beginning October 1, 2013, each Participant will be charged an annual Plan recordkeeping fee regardless of their account balance or investment elections to cover the cost of operating the Plan. This fee is automatically deducted from each Participant’s account balance periodically. Effective July 1,

2015, the annual Plan recordkeeping fee will not be charged to Participants with an account balance of $150 or less.

11.9	Indemnity

Each individual (as distinguished from corporate) trustee of the Plan or officer, director or Employee of the Employers shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken by such individual with respect to the Plan, whether imposed under ERISA or otherwise. No such indemnification, however, shall be required or provided if such liability arises (a) from the individual’s claim for his own benefit, (b) from the proven gross negligence or the bad faith of the individual, or (c) from the criminal misconduct of such individual if the individual had reason to believe the conduct was unlawful. This indemnification shall continue as to an individual who has ceased to be a trustee of the Plan or officer, director or Employee of the Employers and shall inure to the benefit of the heirs, executors and administrators of such an individual.

11.10	Claims and Review Procedure

(a)	Initial Claim. An individual may, subject to any applicable deadline, file with the Administrator a written claim for benefits under the Plan in a form and manner prescribed by the Administrator.

(1)	If the claim is denied in whole or in part, the Administrator shall notify the claimant of the adverse benefit determination within 90 days after receipt of the claim.

(2)	The 90-day period for making the claim determination may be extended for 90 days if the Administrator determines that special circumstances require an extension of time for determination of the claim, provided that the Administrator notifies the claimant, prior to the expiration of the initial 90-day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)	Notice of Initial Adverse Determination. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(1)	the specific reasons for the adverse determination;

(2)	references to the specific provisions of the Plan on which the adverse determination is based;

(3)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(4)	a description of the claims review procedure, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(c)	Request for Review. Within 60 days after receipt of an initial adverse benefit determination notice, the claimant may file with the Administrator a written request for a review of the adverse determination and may, in connection therewith, submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within 60 days after receipt of the initial adverse determination notice shall be untimely.

(d)	Claim on Review. If the claim, upon review, is denied in whole or in part, the Administrator shall notify the claimant of the adverse benefit determination within 60 days after receipt of such a request for review.

(1)	The 60-day period for deciding the claim on review may be extended for 60 days if the Administrator determines that special circumstances require an extension of time for determination of the claim, provided that the Administrator notifies the claimant, prior to the expiration of the initial 60-day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(2)	In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have 60 days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of 60 days.

(3)	The Administrator’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(e)	Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(1)	the specific reasons for the denial;

(2)	references to the specific provisions of the Plan on which the adverse determination is based;

(3)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(4)	a statement of the claimant’s right to bring an action under ERISA Section 502(a).

(f)	Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(1)	30 months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(2)	six months after the claimant has exhausted the claim and review procedure.

[ARTICLE 12 FOLLOWS]

ARTICLE 12: AMENDMENT, TERMINATION OR MERGER OF THE PLAN

12.1	Amendment

(a)	Subject to the provisions hereinafter set forth, the Company reserves the right at any time and from time to time to modify or amend in whole or in part any or all of the provisions of the Plan, provided however, that:

(1)	no modification or amendment may be made which by reason thereof will deprive any Participant or Beneficiary without his consent of any amounts theretofore credited to his Combined Account under the Plan; and

(2)	no such modification or amendment shall make it possible for any part of any funds contributed under the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or Beneficiaries under the Plan, subject to subsection (b) below, or as otherwise may be required or permitted under applicable law.

(b)	Notwithstanding subsection (a) above, any modification or amendment of the Plan may be made, retroactively if necessary, that the Company deems necessary or appropriate to bring the Plan or Fund into conformity with governmental regulations that must be complied with in order to qualify the Plan, the Fund and contributions for tax exemption or deduction, or other applicable requirements of statute or governmental regulations.

(c)	The Company may amend the Plan by resolution of its Board of Directors, or by written action of any two officers of the Company, and either the Board of Directors or any two officers of the Company may in turn delegate the authority to amend the Plan to a Committee established pursuant to Section 11.2 hereof.

12.2	Termination

(a)	The Company assumes no obligation to continue this Plan and specifically reserves the right at any time and for any reason deemed sufficient by it to discontinue this Plan and contributions under it. The Company may discontinue the Plan by resolution of its Board of Directors.

(b)	Upon complete or partial termination of, or complete discontinuance of contributions under, the Plan, the rights of all affected Participants to the amounts credited to their Combined Accounts shall be nonforfeitable, except to the extent required to preclude discrimination between Participants and classes of Participants. In the case of a sale of all or a significant portion of the assets used by the Company or a Related Company in a trade or business or of the sale of all or a significant portion of the Company’s or a Related Company’s interest in a subsidiary, the Company, in its sole discretion, may elect to treat any similarly situated employees of such trade or business or such subsidiary as fully vested hereunder.

(c)	In the event of such termination, subject to the limitations set forth in Section 12.1, the Trustee(s) shall dispose of any and all funds held under the Plan by any Trustee in accordance with the written order of the Administrator. The Administrator shall determine the amounts that are payable under the Plan to Participants or for administrative expenses of the Plan, and shall direct the Trustee to pay over any and all funds either directly to the persons certified by it to be entitled to receive such amounts, to an insurance company or companies for the purchase of annuity contracts or to the Company for distribution, or to hold such amounts for distribution at the time and in the manner provided for in Article 10.

12.3	Plan Merger

In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in this Plan shall be entitled to a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then been terminated).

[ARTICLE 13 FOLLOWS]

ARTICLE 13: LIMITATION OF RIGHTS OF PARTICIPANTS AND BENEFICIARIES

13.1	No Employment Rights

Neither the terms of the Plan nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any Employee. The Plan shall not give any Employee the right to be retained in the employment of any Employer.

13.2	Spendthrift Provisions

(a)	No Participant or Beneficiary shall have any transmissible interest in any benefit nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Trustee, nor shall the Employers, the Committee or the Trustee recognize any assignment thereof, either in whole or in part, nor shall it be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Trustee.

(b)	The power to designate Beneficiaries shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber his Plan benefit or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employers, the Committee and the Trustee.

(c)	This Section shall not apply to the offset of a Participant’s benefit under the Plan of an amount the Participant is required to pay to the Plan pursuant to a criminal conviction, civil judgment or settlement agreement described in Code Section 401(a)(13)(C).

(d)	This Section shall apply to the creation, assignment or recognition of a right to any benefit payable pursuant to a domestic relations order, unless such order is determined by the Administrator to be a qualified domestic relations order as defined in Code Section 414(p).

13.3	Incompetents

If a Participant or Beneficiary to whom distributions shall be due under the Plan shall be or become incompetent, either physically or mentally, in the judgment of the Administrator, the Administrator shall have the right to determine to whom such distributions shall be made for the benefit of such Participant or Beneficiary.

13.4	Minors

If at any time a person entitled to receive any payment hereunder is a minor, such payment may be made for the benefit of such minor to his parent, guardian, or the person with whom he resides, or to the minor himself, and the release of any such parent, guardian, person or minor shall be valid and complete discharge for such payment.

13.5	Doubt as to Identity

In case at any time any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, or in the event of a dispute between potential beneficiaries, the Administrator shall be entitled to direct the Trustee to hold such sum in trust until such identity or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law in such case then provided.

13.6	Discharge of Liability

If the Administrator or his delegate reasonably believes (taking into account any document purporting to be a valid consent of the Participant’s spouse, or any representation by the Participant that he is not married or any designation of beneficiary) that a distribution in respect of a Participant’s Combined Account is made to a person who properly qualifies as the Participant’s Beneficiary, the Plan shall have no further liability with respect to such Combined Account to the extent of the distribution.

13.7	Overpayments

The Administrator or his delegate shall have the right to recover any Plan benefit, loan or withdrawal paid to a Participant or Beneficiary in error, to the extent required by law.

13.8	Forfeiture of Amounts from Uncashed Checks

The Plan Administrator is authorized to establish written procedures with respect to checks which represent a distribution to a Participant or Beneficiary from the Plan, and which are returned to the Plan as undeliverable or not cashed within the period of time established by the Plan Administrator. Such procedures shall describe when the Plan may stop payment on a check, which will result in the amount of the check being forfeited to the Plan. The forfeited amounts from uncashed checks shall be applied to pay Plan expenses or to reduce Company Matching Contributions made by the Company to the Plan. If at any later time a claim is made by the Participant or Beneficiary (or other person entitled to the payment), the amount of the check, without interest, will be paid to the Participant or Beneficiary (or other person entitled to the payment). Nothing in this Section 13.8 shall diminish the duty of the Plan Administrator to search for lost Participants and Beneficiaries and to take such actions as may be reasonable under the circumstances to ensure that distribution checks are cashed.

[ARTICLE 14 FOLLOWS]

ARTICLE 14: TOP-HEAVY PROVISIONS

14.1	Application of Article 14

The following provisions of this Article 14 shall apply automatically in any Plan Year in which the Plan is determined to be Top-Heavy, and shall override any inconsistent provisions herein. The determination of whether the Plan is a Top-Heavy Plan in any Plan Year, and the application of these provisions, shall be interpreted in accordance with the definitions set forth in Section 14.4 and Code Section 416.

14.2	Top-Heavy Determination

(a)	For purposes of this Article 14, the Plan is a Top-Heavy Plan with respect to a Plan Year if, as of the Determination Date for the Plan Year, (1) the Plan has a Top-Heavy Ratio greater than 60% and is not a member of a Required Aggregation Group, or (2) the Plan is a member of a Required Aggregation Group that has a Top-Heavy Ratio greater than 60%.

(b)	Notwithstanding subsection (a) above, if the Plan is a member of a Permissive Aggregation Group with a Top-Heavy Ratio less than or equal to 60%, it shall not be considered to be a Top-Heavy Plan.

14.3	Minimum Contributions

(a)	If the Plan is determined to be a Top-Heavy Plan for a Plan Year, minimum employer contributions (including forfeitures) shall be made, on behalf of each Participant who has not separated from service as of the end of the Plan Year and who is not a Key Employee, of not less than the lesser of the following percentage of Testing Compensation:

(1)	three percent, or

(2)	the highest percentage at which employer contributions (including forfeitures and amounts contributed pursuant to a salary reduction agreement) are made under the Plan for the Plan Year on behalf of a Key Employee.

Matching Contributions may be counted toward any minimum contribution requirement under this Section 14.3.

(b)	A Top-Heavy Plan shall not be treated as meeting the requirements of this Section 14.3 unless the Plan meets such requirements without taking into account any Social Security contributions or benefits.

(c)	Notwithstanding subsections (a) and (b) above, this Section 14.3 shall not apply to any Participant to the extent that such Participant is covered under any other qualified plan of the Company or an Affiliate and such other plan provides the minimum allocation or benefit requirement applicable to Top-Heavy Plans.

14.4	Definitions

For purposes of this Article 14, the following terms shall have the following meanings:

(a)	“Determination Date” means, with respect to a Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of the Plan Year.

(b)	“Key Employee” means any individual considered as such under Code Section 416(i)(1). For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3).

(c)	“Permissive Aggregation Group” means each plan in the Required Aggregation Group and any other qualified plan or plans maintained by the Company or an Affiliate if such group of plans, when considered together, would meet the requirements of Code Sections 401(a)(4) and 410.

(d)	“Required Aggregation Group” means, with respect to a Plan Year for which a determination is being made, (1) this Plan, (2) each other qualified plan of the Company and any Affiliate in which at least one Key Employee is a participant and (3) any other qualified plan of the Company or any Affiliate that enables any plan described in items (1) and (2) above to meet the requirements of Code Section 401(a)(4) or 410.

(e)

“Top-Heavy Ratio” means, with respect to the plans taken into consideration, a fraction, the numerator of which is the sum of the Key Employees’ account balances under the applicable defined contribution plans and the present value of the Key Employees’ accrued benefits under the applicable defined benefit plans, and the denominator of which is the sum of all participants’ account balances under the applicable defined contribution plans and the present value of all participants’ benefits under the applicable defined benefit plans. Both the numerator and the denominator of this fraction are adjusted so as to include distributions made in the Plan Year containing the Determination Date, in-service distributions (distributions made for reason other than severance from employment, death or disability) in the four preceding Plan Years, and, in the case of defined contribution plans, any contributions due but unpaid as of the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan that if it had not been terminated would have been included in the Required Aggregation Group. The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date. The account balances and accrued benefits of an individual who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. When more than one plan is being considered, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. Present values shall be based on reasonable actuarial assumptions as to interest and mortality. Solely for the purpose of determining if the Plan, or any other plan included in an aggregation group of which this Plan is a part, is top-heavy, the accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or an Affiliate or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C). In all instances, the calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416.

[ARTICLE 15 Follows]

ARTICLE 15: RIGHTS, RESTRICTIONS, AND OPTIONS ON COMPANY STOCK

15.1	Put Option

The Company shall issue a “Put Option” to each Participant (or each Participant’s Beneficiary) who receives a distribution of Company Stock if, at the time of such distribution, Company Stock is not then readily tradable on an established market, as defined in Code Section 409(h). The Put Option shall permit the Participant (or the Participant’s Beneficiary) to sell such Company Stock at its then fair market value to the Company at any time during the 60-day period commencing on the date the Company Stock was distributed to the Participant (or the Participant’s Beneficiary), and, if not exercised within that period, the Put Option will temporarily lapse. The Administrator, in its sole discretion, may extend the 60-day period referred to in the immediately preceding sentence if such an extension is necessary for the Company Stock to be valued by an independent appraiser as of the applicable Valuation Date coincident with or immediately preceding the date the Company Stock was distributed to the recipient. As of the last day of the Plan Year immediately preceding the Plan Year in which such temporary lapse of the Put Option occurs, the independent appraiser shall determine the fair market value of the Company Stock, and the Administrator shall notify each distributee who did not exercise the initial Put Option prior to its temporary lapse in the preceding Plan Year of the revised value of the Company Stock. The time during which the Put Option may be exercised shall recommence on the date such notice or revaluation is given and shall permanently terminate 60 days thereafter. The Trustee may be permitted by the Company to purchase Company Stock put to the Company under a Put Option. Payment for Company Stock sold pursuant to a Put Option shall be made, as determined in the discretion of the Administrator in the following forms:

(a)	If a Participant’s Combined Account is distributed in a total distribution (that is, a distribution within one taxable year of the balance to the credit of the Participant’s ESOP Account), then payment for such Company Stock may be made with a promissory note that provides for substantially equal annual installments commencing within 30 days from the date of the exercise of the Put Option and over a period not exceeding five years, with interest payable at a reasonable rate (as determined by the Administrator) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or

(b)	In a lump sum no later than 30 days after such Participant exercises the Put Option.

If the Company’s charter or by-laws restrict ownership of substantially all of the outstanding Company Stock to employees and the Fund, then shares of Company Stock distributed to a Participant (or his Beneficiary) must be immediately sold to the Company in accordance with this Section and the Participant shall not be entitled to the two 60-day put periods described herein.

15.2	Share Legend; Other Restrictions

(a)	Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and state securities laws and the provisions of this Article 15.

(b)	Except as otherwise provided in this Section, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement.

15.3	Nonterminable Rights

The provisions of this Article 15 are nonterminable, and shall continue to be applicable to shares of Company Stock even if the Plan ceases to be an employee stock ownership plan within the meaning of Code Section 4975(e)(7).

[ARTICLE 16 Follows]

ARTICLE 16: VOTING AND TENDERING OF STOCK

16.1	Voting of Company Stock

The voting of Company Stock held in the Fund shall be subject to the provisions of ERISA and the following provisions, to the extent such provisions are not inconsistent with ERISA:

(a)	As long as the Company Stock is a registration-type class of securities, each Participant shall be entitled to direct the Trustee as to the exercise of any shareholder voting rights attributable to that portion of his Combined Account that is invested in Company Stock. For purposes of the foregoing sentence, each Participant shall be a Named Fiduciary of the Plan as described in Section 402(a)(2) of ERISA. If a Participant is entitled to so direct the Trustee, all Company Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted by the Trustee in accordance with such instructions. The Trustee shall vote any shares of Company Stock held in the Unreleased Share Account, or any other shares of Company Stock as to which no voting instructions have been received, in proportion to the votes cast pursuant to the preceding sentence; provided, however, that the Trustee may vote the shares as it determines is necessary to fulfill its fiduciary duties.

(b)	In all other circumstances, the Trustee shall vote all shares of Company Stock as directed by the Administrator.

(c)	In carrying out its responsibilities under this Section, the Trustee may rely on information furnished to it by the Administrator, including the names and current addresses of Participants, that portion of Participants’ Combined Accounts that is invested in Company Stock, and the number of shares of Company Stock held by the Trustee (if any) that have not yet been allocated to Participants. The directions received by the Trustee from Participants and Beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of an Employer or any Affiliate, except as necessary to administer the Plan.

16.2	Tendering of Company Stock

The tendering of Company Stock held in the Fund shall be subject to the provisions of ERISA and the provisions of this Section, to the extent such provisions are not inconsistent with ERISA. In the event of a tender offer or other offer to purchase shares of Company Stock held by the Fund, the Trustee shall tender or sell the shares as directed by each Participant (or, if applicable, designated beneficiary or alternate payee) with respect to that portion of the Participant’s Combined Account that is invested in Company Stock. To the extent the Participant fails to give a timely direction with respect to that portion of his Combined Account invested in Company Stock, the Participant will be deemed to have directed the Trustee not to tender shares attributable to the Participant’s Combined Account. In carrying out its responsibilities under this Section, the Trustee may rely on information furnished to it by the Administrator, including the names and current addresses of Participants, that portion of Participants’ Combined Accounts that is invested in Company Stock, and the number of shares of Company Stock held by the Trustee (if any) that have not yet been allocated to Participants. The directions received by the

Trustee from Participants and Beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of an Employer or any Affiliate, except as necessary to administer the Plan.

[ARTICLE 17 FOLLOWS]

ARTICLE 17: MISCELLANEOUS

17.1	Disclaimers

(a)	Neither the Employers or any of their officers nor any member of their Boards of Directors nor any member of the Committee nor the Trustee in any way guarantee the Fund against loss or depreciation, nor do they guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or Beneficiary. Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Fund for such payments.

(b)	Neither the Employers or any of their officers nor any member of their Boards of Directors nor any member of the Committee shall in any manner be liable to any Participant, Beneficiary, or other person for any act or omission of the Trustee (except to the extent that liability is imposed under ERISA).

(c)	Neither the Employers or any of their officers nor any member of their Boards of Directors nor any member of the Committee nor the Trustee shall be under any liability or responsibility (except to the extent that liability is imposed under ERISA) for failure to effect any of the objectives or purposes of the Plan by reason of loss or fluctuation in the value of the Fund or for the form, genuineness, validity, sufficiency or effect of any Fund asset at any time held hereunder, or for the failure of any person, firm or corporation indebted to the Fund to pay such indebtedness as and when the same shall become due or for any delay occasioned by reason of any applicable law, order or regulation or by reason of any restriction or provision contained in any security or other asset held by the Fund.

(d)	Except as is otherwise provided in ERISA, the Employers and their officers, the members of their Boards of Directors, the members of the Committee, the Trustee and other Named Fiduciaries shall not be liable for an act or omission of another person with regard to a fiduciary responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan or pursuant to procedures set forth in the Plan.

17.2	Severability

If any provision of the Plan is held invalid or unenforceable, its validity or unenforceability shall not affect any other provisions of the Plan and the Plan shall be construed and enforced as if such provisions had not been included therein.

17.3	Automated Voice Response Systems, Computer Systems

The Administrator, in its discretion, may authorize Participants to make various requests for information, elections and other transactions under the Plan through the use of one or more of the following methods: (a) written communications, (b) telephonic, automated voice response system, (c) computer network, or (d) any other method designated by the Administrator.

17.4	Adoption and Withdrawal by Affiliates

(a)	Adoption with Consent. The Committee or a designated officer of the Company may consent to the adoption of or withdrawal from the Plan by an Affiliate subject to such conditions as the Committee (or the designated officer) may impose.

(b)	Procedure for Adoption. Any such Affiliate shall initiate its adoption of the Plan by delivery of a certified copy of the resolutions of its board of directors adopting the Plan to the Committee or designated officer. Upon the consent of the Committee or designated officer of the adoption by the Affiliate, and the delivery to the Trustee of written evidence of the consent of the Committee or designated officer, the adoption of the Plan by the Affiliate shall be effective as of the date specified by the Committee or designated officer.

(c)	Effect of Adoption. Upon the adoption of the Plan by an Affiliate as heretofore provided, the Affiliate shall be an Employer hereunder in all respects. Each Employer that participates in the Plan, as a condition of its continued participation in the Plan, delegates to the Company the sole power and authority:

(1)	to terminate the Plan (except that each Employer shall have the power to terminate the Plan as applied to it); to amend the Plan (except that each Employer shall have the power to amend the Plan as applied to it by establishing a successor plan to which assets and liabilities may be transferred);

(2)	to appoint, remove and accept the resignation of a Trustee; to appoint or remove members of the Committee; to appoint or remove an investment manager; to act as the Administrator;

(3)	to direct the Trustee to return an Employer contribution that was made by mistake or which is not deductible;

(4)	to designate Employers; to establish conditions and limitations upon such adoption of the Plan by Employers; and

(5)	to cause the Plan to be merged with another plan and to transfer assets and liabilities between the Plan and another.

(d)	Procedure for Withdrawal. Any Employer may initiate its withdrawal from the Plan by delivery to the Committee or a designated officer of the Company of a certified copy of the resolutions of its board of directors requesting the withdrawal. Upon the consent of the Committee or designated officer to the withdrawal, and the delivery to the Trustee of written evidence of the consent of the Committee or designated officer to the withdrawal, the Employer shall cease its active participation in the Plan effective as of the date specified by the Committee or designated officer.

(e)	Effect of Withdrawal. Except as otherwise provided by the Committee or a designated officer of the Company, following the withdrawal from the Plan of an Employer, no further contributions shall be accepted from that corporation other than contributions with respect to service prior to the date of the withdrawal.

17.5	Captions

The captions contained herein and the table of contents, if any, prefixed hereto are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or interest of the Plan nor in any way affect the Plan or the construction of any provision thereof.

17.6	Construction

The Plan shall be construed and enforced in accordance with the laws of the State of Minnesota (without regard to its conflict of laws provisions), except to the extent that such laws are preempted by Federal law.

17.7	Plan Supplements and Appendices

The provisions of the Plan may be modified by supplements and appendices to the Plan. The terms and provisions of each supplement and appendix are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and such supplement or appendix.

17.8	Sunset Provision

Unless Congress acts to extend the provisions enacted into law under the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) that sunset as of December 31, 2011, the provisions of this Plan based on EGTRRA shall also sunset as of that date.

17.9	Receipt of Documents

If a form or document must be filed with or received by the Administrator, Company, Employer, or Trustee (the “appropriate entity”), it must be actually received by the appropriate entity to be effective. The determination of whether or when a form or document has been received by the appropriate entity shall be made by the Administrator on the basis of what documents are acknowledged by the appropriate entity to be in its actual possession without regard to the “mailbox rule” or similar rule of evidence. The absence of a document in the appropriate entity’s records and files shall be conclusive and binding proof that the document was not received by the appropriate entity.

17.10	Powers of Attorney

The Plan shall recognize as valid a document submitted to the Administrator by which a Participant, Beneficiary, or alternate payee appoints another person as his attorney in fact, under the following rules:

(a)	that neither the Company nor the Administrator shall be required to determine whether the document complies with the applicable state law regarding powers of attorneys or attorneys in fact;

(b)	that if the document enumerates one or more specific powers in addition to a general power to act, the enumeration of one or more specific powers shall not be deemed to limit the generality of the general power to act; in other words, the general power shall continue to be in force; and

(c)	that the document is signed by the Participant and is notarized.

The Administrator may establish additional rules for the acceptance of powers of attorneys for Plan purposes. The Administrator, in its sole discretion, may review the document as to whether it complies with the Plan’s rules and the Administrator’s rules. If there is a conflict between the action of a court-appointed guardian or conservator and an attorney in fact, then the authority of the court-appointed guardian or conservator shall be recognized as superior to that of an attorney in fact.

17.11	Guardians and Conservators.

The Plan shall recognize the authority of a court-appointed guardian or conservator to act on behalf of a Participant, Beneficiary, or alternate payee to the extent such action is within the authority granted to the court-appointed guardian or conservator.

17.12	Benefits of Reemployed Veterans

Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code §4:14(u). For this purpose:

(a)	as provided by Code §414(u), “Qualified Military Service” means service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by an individual if he or she is qualified under such chapter to reemployment rights with the Company or an Affiliate following such military service.

(b)	“USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994 as amended.

(c)	if an individual returns to employment with the Company or an Affiliate following a period of Qualified Military Service under circumstances that he or she has reemployment rights under USERRA, and the individual reports for said reemployment within the time frame required by USERRA, the following provisions shall apply:

(1)

The employee can elect to have “make up” Salary Reduction Contributions made out of his or her Eligible Earnings following his or her period of Qualified Military Service to the extent he or she could have made Salary Reduction Contributions had he or she remained a Participant in the Plan during the period of his or her Qualified Military Service. The deadline for a returning Participant to make up Salary Reduction Contributions is [three times the period of Qualified Military Service but] not more than five years. Such Salary Reduction Contributions shall be matched in the same way as other Salary Reduction Contributions would have been, but the Salary Reduction Contributions shall not be subject to the provisions of Sec. 5.06 of the Plan.

(2)	The Participant may elect to have his or her loan payments under the Plan suspended and the interest rate on the loan capped in accordance with USERRA and the Service members Civil Relief Act (“SCRA”).

(3)	The Qualified Military Service shall be recognized as service under the Plan to the same extent as it would have been if the employee had remained continuously employed with the Company or an Affiliate rather than going into the military.

(4)	Eligible Earnings shall be determined for the individual as of each January 1 during the period of Qualified Military Service. The amount of Eligible Earnings shall be determined by the Company consistent with the requirements of the USERRA, and shall reflect the Company’s best estimate of the earnings the individual would have received but for the Qualified Military Service. Effective January 1, 2009, any shift differential pay shall be treated as Eligible Earnings under the Plan.

(d)	Subject to the above and to the extent required under USERRA, Annual Retirement Contributions shall be made on behalf of Participants who return to Recognized Employment following a period of Qualified Military Service; but only if the Participant’s Employment Commencement Date was on or after January 1, 2005 and the Participant would otherwise satisfy the provisions of Sec. 5.03 but for the period of Qualified Military Service.

(e)	The Plan shall comply with the provisions of the Heroes Earnings Assistance and Relief Tax Act (the “HEART Act”), which amended certain provisions of USERRA. The HEART Act is generally effective January 1, 2009 and provides as follows:

(1)	if a Participant dies while performing “Qualified Military Service” (as defined in USERRA), the Participant’s survivors shall receive the same benefits under the Plan as if the Participant died while employed by a Participating Employer. This rule does not, however, require survivors to be provided with any additional benefit accruals relating to the period of Qualified Military Service.

(2)

if a Participant is receiving shift differential pay, he or she may make Salary Reduction Contributions out of the shift differential pay. After December 31, 2008, shift differential pay is subject to federal income tax withholding if the employee is on active duty with the uniformed services for more than 30 days. In addition, the shift differential pay shall be treated as Eligible Earnings under the Plan. FICA and FUTA withholding, however, is not required. If a Participant receiving differential wage payments takes a distribution described in paragraph (3) below, however, he or she cannot make Salary Reduction Contributions for six months following the date of the distribution.

(3)	if a Participant receiving shift differential pay is performing qualified military service for at least 30 days, he or she may take a distribution of part or all of his or her Accounts under the Plan as if he or she had a Termination of Employment. Individuals who take such a distribution have the option to repay the distribution within the two-year period after the end of the Qualified Military Service

(4)	the foregoing provisions are intended to provide the benefits required by USERRA and the HEART Act, and are not intended to provide any other benefits.

This section shall be construed and applied in a manner that is consistent with said intent.

[SUPPLEMENT A FOLLOWS]

SUPPLEMENT A

SPECIAL PROVISIONS APPLICABLE TO PARTICIPANTS WITH ACCOUNTS ATTRIBUTABLE TO THE NEW CENTURY ENERGIES, INC. EMPLOYEES’ SAVINGS AND STOCK OWNERSHIP PLAN FOR NON-BARGAINING UNIT EMPLOYEES

A.1	Purpose

Prior to the Effective Date, certain Employees participated in the New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan for Non-Bargaining Unit Employees (the “NCE ESSOP”). As of the Effective Date, the NCE ESSOP was merged into the Plan. This Supplement A is intended to describe special provisions applicable to Employees’ balances under the NCE ESSOP that were transferred to the Plan as a result of the merger of the NCE ESSOP and the Plan.

A.2	Predecessor Plan Accounts and ESOP Predecessor Plan Accounts

The Administrator shall maintain Predecessor Plan Accounts and ESOP Predecessor Plan Accounts for former participants in the NCE ESSOP, as described in this Section.

(a)	The Administrator shall maintain a Predecessor Plan Account (referred to in this Supplement as the “Retirement Credit Account”) to reflect retirement program contributions to the NCE ESSOP, and earnings, gains and losses attributable thereto.

(b)	The Administrator shall maintain the following ESOP Predecessor Plan Accounts:

(1)	An “SPS Employer Contribution Account” to reflect employer contributions to the Southwestern Public Service Company Employee Investment Plan;

(2)	A “Prior PSCo ESOP After-Tax Account” to reflect Participants’ after-tax contributions to the NCE ESSOP (or a predecessor thereto); and

(3)	A “Prior PSCo ESOP Employer Contribution Account” to reflect company contributions to predecessors to the NCE ESSOP.

Each of the aforementioned accounts shall also be credited with gains and losses attributable to amounts credited thereto.

A.3	Retirement Program Credits

Notwithstanding any Plan provision to the contrary, a Participant’s Retirement Credit Account shall be subject to the following vesting rules:

(a)	If the Participant’s Termination of Employment occurs due to his death, the Participant shall be 100% vested in his Retirement Credit Account.

(b)	If the Participant’s Termination of Employment occurs for a reason other than death, the Participant shall be 100% vested in his Retirement Credit Account, provided:

(1)	the Participant has reached age 65;

(2)	the Participant’s Termination of Employment has occurred due to a disability that entitled the Participant to benefits under an Employer’s Long Term Disability Income Plan or any successor plan thereto, as determined by the Administrator, or;

(3)	the Participant has completed at least five years of vesting service. The Participant’s years of vesting service for this purpose shall equal the number of years of such service recognized for purposes of vesting in the accrued benefit under the New Century Energies, Inc. Retirement Plan for Non-Bargaining Unit Employees (or a successor thereto) on the date the Participant’s Termination of Employment occurs.

(c)	If the Participant’s Termination of Employment occurs and he is not vested in his Retirement Credit Account, pursuant to the foregoing subsections, then the following provisions shall apply:

(1)	the Participant’s nonvested Retirement Credit Account shall become a forfeiture as of the earlier of the following dates:

(A)	the date the Participant’s vested Combined Account has been distributed to the Participant.

(B)	the date the Participant incurs a Recognized Break in Service of 60 months’ duration (as defined in subsection (3) below).

The Participant shall lose all claim to the nonvested Retirement Credit Account on the date as of which the forfeiture occurs. The forfeiture shall be transferred to the Plan’s forfeiture account for application as provided in subsections (4) and (5) below.

(2)	If a Participant whose Retirement Credit Account was forfeited under subsection (1) is subsequently reemployed and completes a year of vesting service before incurring a Recognized Break in Service (as defined in subsection (3) below) of at least 60 months’ duration, an amount shall be reinstated to the Participant’s Retirement Credit Account as of the last day of the Plan Year in which such year of vesting service is completed equal to the value of the forfeiture on the date the forfeiture occurred. The reinstated Retirement Credit Account shall be funded as provided in subsection (4). The Participant shall be entitled to such Retirement Credit Account in accordance with the provisions of this Section A.3 upon any subsequent Termination of Employment.

(3)	For purposes of this subsection (c), a “Recognized Break in Service” is a period of at least 12 consecutive months beginning on the day on which a Participant’s

Termination of Employment occurs. A Recognized Break in Service ends on the day the individual resumes employment with the Company or an Affiliate.

(A)	If an employee is absent (with or without pay) from service with the Company and all Affiliates for any reason other than quit, discharge, retirement or death, the Termination of Employment for purposes of this subsection shall be deemed to occur not later than the first anniversary of the date such period of absence began.

(B)	Solely for purposes of determining when an individual has incurred a Recognized Break in Service under this subsection, if the individual is absent from work for maternity or paternity reasons, the 12-month period beginning with the first day of such absence shall not be included in the Recognized Break in Service. For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(4)	The amount required to reinstate a Retirement Credit Account pursuant to subsection (2) as of the last day of a Plan Year shall be provided from the following sources in the priority indicated:

(A)	amounts forfeited under this subsection (c);

(B)	employer contributions for the Plan Year;

(C)	net income or gain of the Fund not previously allocated to other accounts.

(5)	Any forfeitures occurring during a Plan Year (adjusted for any investment earnings or losses) that are not used to reinstate accounts pursuant to subsection (4) shall, at the discretion of the Administrator, be credited against the Matching Contributions due from the Employers for the Plan Year, or be used to pay reasonable administrative expenses of the Plan that are chargeable against the Fund.

A.4	In-Service Distributions

(a)	Hardship Withdrawals. A former NCE ESSOP participant may obtain a hardship withdrawal from his ESOP Predecessor Plan Accounts, in accordance with applicable provisions of Section 9.2 of the Plan.

(b)	After-Tax Withdrawals. A former NCE ESSOP participant may obtain an after-tax withdrawal from his Prior PSCo ESOP After-Tax Account, in accordance with applicable provisions of Section 9.3 of the Plan.

[SUPPLEMENT B FOLLOWS]

SUPPLEMENT B

SPECIAL PROVISIONS APPLICABLE TO PARTICIPANTS WITH ACCOUNTS ATTRIBUTABLE TO THE XCEL ENERGY EMPLOYEE STOCK OWNERSHIP PLAN

B.1	Purpose

Prior to May 6, 2002, certain Employees participated in the Xcel Energy Employee Stock Ownership Plan (the “Xcel ESOP”). As of May 6, 2002, the Xcel ESOP was merged into the Plan. This Supplement B is intended to describe special provisions applicable to Employees’ balances under the Xcel ESOP that were transferred to the Plan as a result of the merger of the Xcel ESOP and the Plan.

B.2	ESOP Predecessor Plan Accounts

The Administrator shall maintain the following ESOP Predecessor Plan Accounts for former Xcel ESOP Participants:

(a)	a “Prior NSP ESOP Employee After-Tax Account” to reflect Participants’ after-tax contributions under the Xcel ESOP;

(b)	a “Prior NSP ESOP Employer Contribution Account” to reflect company contributions under the Xcel ESOP; and

(c)	a “Prior NSP ESOP (ER/EE) Account” to reflect combined company contributions and earnings on company and participant contributions under the Xcel ESOP, for participants who terminated employment thereunder prior to May 6, 2002.

Each of the aforementioned accounts shall also be credited with gains and losses attributable to amounts credited thereto.

B.3	After-Tax Withdrawals

A former Xcel ESOP participant may obtain an after-tax withdrawal from his Prior NSP ESOP Employee After-Tax Account, in accordance with applicable provisions of Section 9.3 of the Plan.

[APPENDIX A FOLLOWS]

APPENDIX A

MODEL AMENDMENT UNDER CODE SECTION 401(A)(9)

A.1	General Rules

(a)	Effective Date. The provisions of this Appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)	Precedence. The requirements of this Appendix will take precedence over any inconsistent provisions of the Plan.

(c)	Requirements of Treasury Regulations Incorporated, All distributions required under this Appendix will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(d)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix, other than paragraph (c) above, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

A.2	Time and Manner of Distribution

(a)	Required Commencement Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Commencement Date.

(b)	Death of Participant before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)	the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(2)	if the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section A.2(b) will apply as if the surviving spouse were the Participant.

For purposes of this Section A.2(b) and Section A.4, unless Section A.2(b)(2) applies, distributions are considered to begin on the Participant’s Required Commencement Date. If Section A.2(b)(2) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section A.2(b)(1)). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Commencement Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section A.2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Commencement Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections A.3 and A.4 of this Appendix. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9).

A.3	Required Minimum Distributions during Participant’s Lifetime

(a)	Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(b)	Lifetime Required Minimum Distributions Continue through Year of Participant’s Death. Required minimum distributions will be determined under this Section A.3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

A.4	Required Minimum Distributions after Participant’s Death

(a)	Death on or After Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	the Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	if the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	if the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	Death before Date Distributions Begin.

(1)	Distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(2)	If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section A.2(b)(1), this Section A.4(b) will apply as if the surviving spouse were the Participant.

A.5	Definitions

(a)	Designated Beneficiary. The individual who is the beneficiary under Section 1.11 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-1, Q&A-4.

(b)

Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Commencement Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section A.2(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Commencement Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Commencement Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(c)	Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

(d)	Participant’s Account Balance. The Combined Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Combined Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Combined Account for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(e)	Required Commencement Date. The date specified in Section 10.5(b).

(f)	Notwithstanding Appendix A of the Plan, a participant or beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the participant, the joint lives (or joint life expectancy) of the participant and the participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the participant or beneficiary chooses not to receive such distributions. Participants and beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence. In addition, notwithstanding Appendix A of the Plan, and solely for purposes of applying the direct rollover provisions of the plan, certain additional distributions in 2009, as chosen by the employer in the adoption agreement, will be treated as eligible rollover distributions.

If no election is made by the employer in the adoption agreement, a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to section 401(a)(9)(H).

For purposes of the direct rollover provisions of the plan, the following will also be treated as eligible rollover distributions in 2009—RMDs and Extended 2009 RMDs (both as defined in the plan).